SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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THE PROCTER & GAMBLE COMPANY

Notice of Annual Meeting

and

Proxy Statement

Procter & Gamble Hall

at the Aronoff Center for the Arts

Annual Meeting of Shareholders

October 10, 2006

THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

August 29, 2006

Fellow Procter & Gamble Shareholders:

      It is my pleasure to invite you to this year’s annual meeting of shareholders, which will be held on Tuesday, October 10, 2006.

      The meeting will start at 9:00 a.m., Eastern Daylight Time, at the Procter & Gamble Hall at the Aronoff Center for the Arts, 650 Walnut Street, in Cincinnati.

      I appreciate your continued confidence in the Company and look forward to seeing you on October 10.

Sincerely,

A. G. LAFLEY
CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE

THE PROCTER & GAMBLE COMPANY

P.O. Box 599
Cincinnati, Ohio 45201-0599

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 29, 2006

Date:	Tuesday, October 10, 2006

Time:	9:00 a.m., Eastern Daylight Time

Place:	Procter & Gamble Hall at the Aronoff Center for the Arts 650 Walnut Street, Cincinnati, Ohio

Purposes of the meeting:

•	To review the minutes of the 2005 annual meeting of shareholders;

•	To receive reports of officers;

•	To vote on a proposal to amend the Company’s Code of Regulations to decrease the authorized number of Directors on the Board;

•	To elect five members of the Board of Directors;

•	To vote on a proposal to ratify the appointment of the independent registered public accounting firm;

•	To vote on a proposal to reapprove and amend the material terms of the performance criteria under The Procter & Gamble 2001 Stock and Incentive Compensation Plan;

•	To vote on one shareholder proposal; and

•	To consider any other matters properly brought before the meeting.

Who may attend the meeting:

      Only shareholders, persons holding proxies from shareholders, and representatives of the media and financial community may attend the meeting.

      Shareholders attending the meeting who are hearing-impaired should identify themselves during registration so they can sit in a special section where an interpreter will be available.

What to bring:

      If your shares are registered in your name, you should bring the enclosed Admission Ticket to the meeting.

      If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or nominee that confirms that you are the beneficial owner of those shares.

Webcast of the annual meeting:

      If you are not able to attend the meeting in person, you may join a live video and audiocast of the meeting on the Internet by visiting http://www.pg.com/investors at 9:00 a.m. Eastern Daylight Time on October 10, 2006. Greater Cincinnati residents can also watch on Time Warner Cable channel 2 or Insight Cable channel 6.

Record Date:

      August 11, 2006 is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

      We have sent a copy of the annual report for the fiscal year that ended June 30, 2006 to each shareholder of record as of August 11, 2006 (except that only one annual report was sent to certain shareholders who share an address unless we have received contrary instructions from one or more of the shareholders). The annual report is not part of the proxy solicitation materials.

Householding Information:

      We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving multiple copies. This procedure will reduce our printing costs and postage fees. If you are still receiving multiple copies of our annual report or proxy statement at a single address and wish to receive a single copy, please contact us at 1-800-742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company, Shareholder Services, P.O. Box 5572, Cincinnati, OH 45201-5572.

      Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect the mailing of dividend checks.

      If you participate in householding and wish to receive a separate copy of the 2006 annual report or proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future materials, please call us toll-free at 1-800-742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company, Shareholder Services, P.O. Box 5572, Cincinnati, OH 45201-5572. We will respond promptly to such requests.

      Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Proxy Voting:

      Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by using the enclosed proxy card. Please see your proxy card for specific instructions on how to vote.

      Our proxy tabulator, Automatic Data Processing, must receive any proxy that will not be delivered in person to the annual meeting by 11:59 p.m., Eastern Daylight Time on Monday, October 9, 2006.

By order of the Board of Directors,

JAMES J. JOHNSON
Secretary

Table of Contents

Voting Information	2
Election of Directors	4
The Board of Directors	8
Committees of the Board	8
Director Compensation	11
Report of the Compensation & Leadership Development Committee of the Board of Directors on Executive Compensation	13
Summary Compensation Table	23
Option Grants in Last Fiscal Year	26
Aggregated Option/ Stock Appreciation Right (SAR) Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values	26
Long-Term Incentive Plans — Awards For the Three-Year Period Covering Fiscal Years 2005-06 through 2007-08	27
Retirement Benefits	27
Comparison of Five-Year Cumulative Total Return	29
Security Ownership of Management and Certain Beneficial Owners	30
Section 16(a) Beneficial Ownership Reporting Compliance	32
Employment Contracts and Termination of Employment Arrangements	33
Transactions with Executive Officers, Directors and Others	34
Report of the Audit Committee	34
Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm	36
Proposal to Amend the Company’s Code of Regulations to Decrease the Authorized Number of Directors on the Board	37
Proposal to Reapprove and Amend the Material Terms of the Performance Criteria under The Procter & Gamble 2001 Stock and Incentive Compensation Plan	38
Shareholder Proposal	45
2007 Annual Meeting Date	46
Other Matters	46
Exhibit A — The Procter & Gamble Company Board of Directors Guidelines for Determining the Independence of its Members	A-1
Exhibit B — The Procter & Gamble Company Board of Directors Audit Committee Charter	B-1
Exhibit C — Guidelines of The Procter & Gamble Company Audit Committee for Pre-Approval of Independent Auditor Services	C-1
Exhibit D — Amendment to the Company’s Code of Regulations (Decrease Authorized Number of Directors on Board)	D-1
Exhibit E — Amendment to The Procter & Gamble Company 2001 Stock and Incentive Compensation Plan (Reapprove and Amend Material Terms of Performance Criteria)	E-1
Exhibit F — Text of The Procter & Gamble Company 2001 Stock and Incentive Compensation Plan	F-1

Proxy Statement

      This proxy statement and the accompanying proxy card are being mailed to Procter & Gamble shareholders beginning August 29, 2006. The Procter & Gamble Company (the “Company”), on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2006 annual meeting of shareholders. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

Voting Information

Who can vote?

      You can vote if, as of the close of business on Friday, August 11, 2006, you were a shareholder of record of the Company’s:

•	Common stock;

•	Series A ESOP Convertible Class A Preferred Stock; or

•	Series B ESOP Convertible Class A Preferred Stock.

      Each share of the Company stock gets one vote. On August 11, 2006, there were issued and outstanding:

•	3,175,131,514 shares of common stock;

•	84,392,994 shares of Series A ESOP Convertible Class A Preferred Stock; and

•	67,327,297 shares of Series B ESOP Convertible Class A Preferred Stock.

      For The Procter & Gamble Shareholder Investment Program participants:

      If you are a participant in The Procter & Gamble Shareholder Investment Program (“SIP”), you can vote shares of common stock held for your account through the SIP Custodian.

      For participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan:

      If you are a participant in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, you can instruct the Trustees how to vote the shares of stock that are allocated to your account. If you do not vote your shares, the Trustees will vote them in proportion to those shares for which they have received voting instructions. Likewise, the Trustees will vote shares held by the trust that have not been allocated to any account in the same manner.

How do I vote by proxy?

      Most shareholders can vote by proxy in three ways:

•	By Internet — You can vote by Internet by following the instructions on your proxy card;

•	By Telephone — In the United States and Canada you can vote by telephone by following the instructions on your proxy card; or

•	By Mail — You can vote by mail by returning the enclosed proxy card.

      Please see your proxy card or the information your bank, broker, or other holder of record provided you for more information on these options.

      If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

Can I change or revoke my vote after I return my proxy card?

      Yes. You can change or revoke your proxy by Internet, telephone, or mail at any time before the annual meeting.

Can I vote in person at the annual meeting instead of voting by proxy?

      Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

Voting Procedures

      Election of Directors — The five candidates receiving the most votes will be elected as members of the Board of Directors. In accordance with the By Laws of the Board of Directors, as amended on June 13, 2006, if a Director nominee receives, in any non-contested election of Directors, a greater number of votes “withheld” from his or her election than votes “for” such election, he or she will immediately tender his or her resignation as a Director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance & Public Responsibility Committee (in each case excluding the nominee in question), whether to accept the resignation. Absent a compelling reason for the Director to remain on the Board, the Board of Directors shall accept the resignation. The Board’s explanation of its decision shall be promptly disclosed on a Form 8-K submitted to the Securities and Exchange Commission.

      Proposals — The affirmative vote of a majority of shares participating in the voting on each proposal (except for the Board’s proposal dealing with amending the Company’s Code of Regulations) is required for adoption. Abstentions and broker non-votes will not be counted as participating in the voting, and will therefore have no effect.

      Passage of the Board’s proposal to amend the Company’s Code of Regulations requires the affirmative vote of a majority of the Company’s issued and outstanding shares. Accordingly, abstentions and broker non-votes have the same effect as votes against these proposals.

Who pays for this proxy solicitation?

      The Company does. We have hired Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $22,000 plus reasonable expenses. In addition, Georgeson and the Company’s Directors, officers, and employees may also solicit proxies by mail, telephone, personal contact, telegraph, or through online methods. We will reimburse their expenses for doing this.

      We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies.

Election of Directors

      Prior to the 2005 annual meeting of shareholders, the Board of Directors was divided into three classes. The classes were as equal in number as was possible depending on the total number of Directors at any time. Each Director served for a term of three years. The classes were arranged so that the terms of the Directors in each class expired at successive annual meetings. This meant that the shareholders elected approximately one-third of the members of the Board of Directors annually. At the 2005 annual meeting of shareholders, the Company’s shareholders approved a proposal to amend the Company’s Code of Regulations to provide for the annual election of Directors. As a transition mechanism, this amendment provided that Directors serving on the date of the 2005 annual meeting of shareholders, including those elected at the 2005 annual meeting to serve a three-year term, would serve the remainder of their elected terms. Starting with the 2006 annual meeting of shareholders, as the term of each remaining class expires, the Directors in that class, along with those other Directors whose terms have expired since the 2005 annual meeting of shareholders, will be elected annually. For example, the three-year term of the Directors elected at the 2003 annual meeting expires at the 2006 annual meeting, and these directors are nominated for new one-year terms that will expire at the 2007 annual meeting. At the 2007 annual meeting, the three-year term of the directors elected at the 2004 annual meeting will expire as well as the one-year terms of the Directors elected at the 2006 annual meeting. All Directors will be elected annually starting with the 2008 annual meeting of shareholders, when the three-year term of those Directors elected at the 2005 annual meeting of shareholders expires.

      The terms of Norman R. Augustine, A. G. Lafley, Johnathan A. Rodgers, John F. Smith, Jr. and Margaret C. Whitman will expire at the 2006 annual meeting. The Board has nominated each of these individuals for new terms that will expire at the 2007 annual meeting. James M. Kilts, whose term also expires at the 2006 annual meeting, has advised the Board of his intention to retire from the Company effective October 1, 2006 and is therefore not standing for re-election.

      Each of the nominees has accepted the nomination and agreed to serve as a Director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee. If the Company’s proposal to amend its Code of Regulations to decrease the authorized number of Directors (see page 37 of this proxy statement) is not approved by shareholders at the annual meeting, the Board will take such action as it determines to be appropriate, including permitting one or more vacancies to exist. Any vacancies, whether resulting from non-passage of the Company’s proposal or any other reason, may be filled by the Board under the Company’s Code of Regulations. The Board expects to fill any such vacancies once it has identified appropriate candidates.

      The Board of Directors recommends a vote FOR Norman R. Augustine, A. G. Lafley, Johnathan A. Rodgers, John F. Smith, Jr. and Margaret C. Whitman as Directors to hold office until the 2007 annual meeting of shareholders and until their successors are elected.

Nominees for Election as Directors with Terms Expiring in 2007

Norman R. Augustine Director since 1989
Mr. Augustine is retired Chairman and Chief Executive Officer of Lockheed Martin Corporation (aerospace, electronics, telecommunications and information management). He is also a Director of The Black & Decker Corporation and ConocoPhillips. Age 71.

Chairman of the Compensation & Leadership Development Committee and member of the Innovation & Technology Committee.

A. G. Lafley Director since 2000 Mr. Lafley is Chairman of the Board, President and Chief Executive of the Company. He is also a Director of General Electric Company and Dell Inc. Age 59.

Johnathan A. Rodgers Director since 2001 Mr. Rodgers is President and Chief Executive Officer of TV One, LLC (media and communications). Age 60. Member of the Innovation & Technology Committee.

John F. Smith, Jr. Director since 1995
Mr. Smith is Chairman of the Board of Delta Air Lines, Inc. and retired Chairman of the Board and Chief Executive Officer of General Motors Corporation (automobiles and related businesses). He is also a Director of Delta Air Lines, Inc. and Swiss Reinsurance Company. Age 68.
Chairman of the Audit Committee and member of the Governance & Public Responsibility Committee.

Margaret C. Whitman Director since 2003
Ms. Whitman is President and Chief Executive Officer of eBay Inc. (a global internet company that includes online marketplaces, payments and communications). She is also a Director of eBay Inc. and Dreamworks Animation SKJ, Inc. Age 50.
Member of the Compensation & Leadership Development and Governance & Public Responsibility Committees.

      All of the nominees for election as Directors with terms expiring in 2007 listed above, except Mr. Rodgers, have been executive officers of their respective employers, and/or retired from such positions, for more than the past five years. Prior to his appointment as President and Chief Executive Officer of TV One, Mr. Rodgers was President of Discovery Networks, U.S. from 1996 until 2002.

      Each of the Directors with terms expiring in 2006 was elected by the shareholders at the annual meeting in 2003.

Incumbent Directors with Terms Expiring in 2007

Joseph T. Gorman Director since 1993
Mr. Gorman is retired Chairman and Chief Executive Officer of TRW Inc. (automotive, aerospace and information systems) and Chairman and Chief Executive Officer of Moxahela Enterprises, LLC (venture capital). He is also a Director of Alcoa Inc., Imperial Chemical Industries plc., Tonsburg Magnesium Group International AB and Vector Intersect Security Acquisition Corporation. Age 68.
Chairman of the Finance Committee and member of the Compensation & Leadership Development Committee.

Lynn M. Martin Director since 1994
Ms. Martin is a former Professor at the J. L. Kellogg Graduate School of Management, Northwestern University and former Chair of the Council for the Advancement of Women and Advisor to the firm of Deloitte & Touche LLP for Deloitte’s internal human resources and minority advancement matters. She is also a Director of AT&T Inc., Ryder System, Inc., Dreyfus Funds and Constellation Energy Group, Inc. Age 66.
Member of the Finance and Governance & Public Responsibility Committees.

Ralph Snyderman, M.D. Director since 1995
Dr. Snyderman is Chancellor Emeritus, James B. Duke Professor of Medicine at Duke University. He is also a Director of Axonyx Inc. and Cardiome Pharma Corporation. Age 66.
Chairman of the Innovation & Technology Committee and member of the Audit and Finance Committees.
      All of the incumbent Directors with terms expiring in 2007, except Ms. Martin, have been executive officers of their respective employers, and/or retired from such positions, for more than the past five years. Ms. Martin was a Professor at Northwestern University from 1993 until 1999.
      Each of the Directors with terms expiring in 2007 was elected by the shareholders at the annual meeting in 2004.
Incumbent Directors with Terms Expiring in 2008

Bruce L. Byrnes Director since 2002 Mr. Byrnes is Vice Chairman of the Board – P&G Household Care. He is also a Director of Cincinnati Bell Inc. Age 58.

Scott D. Cook Director since 2000
Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services firm). He is also a Director of Intuit Inc. and eBay Inc. Age 54.
Member of the Compensation & Leadership Development and Innovation & Technology Committees.

Charles R. Lee Director since 1994
Mr. Lee is retired Chairman of the Board and Co-Chief Executive Officer of Verizon Communications Inc. (telecommunication services). He is also a Director of The DIRECTV Group, Inc., Marathon Oil Corporation, United Technologies Corporation and US Steel Corporation. Age 66.
Chairman of the Governance & Public Responsibility Committee and member of the Audit and Compensation & Leadership Development Committees.

W. James McNerney, Jr. Director since 2003
Mr. McNerney is Chairman of the Board, President and Chief Executive Officer of The Boeing Company (aerospace, commercial jetliners and military defense systems). He is also a Director of The Boeing Company. Age 57.
Member of the Audit and Finance Committees.

Ernesto Zedillo Director since 2001
Dr. Zedillo is the former President of Mexico and Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He is also a Director of Alcoa Inc. Age 54.
Member of the Finance and Governance & Public Responsibility Committees.
      All of the incumbent Directors with terms expiring in 2008, except Mr. McNerney and Dr. Zedillo, have been executive officers of their respective employers, and/or retired from such positions, for more than the past five years. Prior to his election as Chairman of the Board, President and Chief Executive Officer of The Boeing Company, Mr. McNerney was Chairman of the Board and Chief Executive Officer of 3M Company from 2001 until July 2005 and President and Chief Executive Officer of General Electric Aircraft Engines from 1997 until 2000. Dr. Zedillo was President of Mexico from 1994 until 2000.
      Each of the Directors with terms expiring in 2008 was elected by the shareholders at the annual meeting in 2005.

The Board of Directors

      The Board of Directors has general oversight responsibility for the Company’s affairs pursuant to Ohio’s General Corporation Law, the Company’s Code of Regulations and the Board of Directors’ By Laws. In exercising its fiduciary duties, the Board of Directors represents and acts on behalf of the shareholders. Although the Board of Directors does not have responsibility for the day-to-day management of the Company, it stays informed about the Company’s business and provides guidance to Company management through periodic meetings, site visits and other interactions. The Board is deeply involved in the Company’s strategic planning process, leadership development and succession planning. Additional details concerning the role and structure of the Board of Directors are in the Board’s Corporate Governance Guidelines, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

Committees of the Board

      To facilitate deeper penetration of certain key areas of oversight, the Board of Directors has established five Committees. Membership on these Committees is shown in the following Chart.

	Compensation &	Governance &
Audit	Leadership Development	Public Responsibility

Mr. Lee	Mr. Augustine*	Mr. Lee*
Mr. McNerney	Mr. Cook	Ms. Martin
Mr. Smith*	Mr. Gorman	Mr. Smith
Dr. Snyderman	Mr. Lee	Ms. Whitman
	Ms. Whitman	Dr. Zedillo

Finance	Innovation & Technology

Mr. Gorman*	Mr. Augustine
Ms. Martin	Mr. Cook
Mr. McNerney	Mr. Rodgers
Dr. Snyderman	Dr. Snyderman*
Dr. Zedillo

*	Committee Chair

     The Audit Committee met eight times during the fiscal year ended June 30, 2006, with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and financial management to review accounting, control, auditing and financial reporting matters. All members of the Committee are independent under the New York Stock Exchange listing standards and the Board of Directors’ Guidelines for Determining the Independence of its Members (the “Independence Guidelines”, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors and are attached to this proxy statement as Exhibit A). The Audit Committee has the responsibilities set forth in its charter with respect to the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent registered public accounting firm’s qualifications and independence; the performance of the Company’s internal audit function and the independent registered public accounting firm; preparing the annual Audit Committee Report to be included in the Company’s proxy statement; and assisting the Board of Directors and the Company in interpreting and applying the Company’s Worldwide Business Conduct Manual. The Audit Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors, and is attached to this proxy statement as Exhibit B.

      The Compensation & Leadership Development Committee met five times during the fiscal year ended June 30, 2006. All members of the Committee are independent under the New York Stock Exchange listing standards and the Independence Guidelines. The Compensation & Leadership Development Committee has the responsibilities set forth in its charter with respect to overseeing overall Company compensation policies and their specific application to principal officers elected by the Board of Directors and to members of the Board of Directors; preparing an annual report on executive compensation for inclusion in the Company’s proxy statement; and assisting the Board in the development and evaluation of principal officers. The Compensation & Leadership Development Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

      The Governance & Public Responsibility Committee met six times during the fiscal year ended June 30, 2006. All members of the Governance & Public Responsibility Committee are independent under the New York Stock Exchange listing standards and the Independence Guidelines. The Governance & Public Responsibility Committee has the responsibilities set forth in its charter with respect to identifying individuals qualified to become members of the Board of Directors; recommending when new members should be added to the Board; recommending individuals to fill vacant Board positions; recommending the Director nominees for the next annual meeting of shareholders; periodically developing and recommending updates to the Board’s Corporate Governance Guidelines; other issues related to Director governance and ethics; evaluation of the Board of Directors and its members; and overseeing matters of importance to the Company and its stakeholders, including employees, consumers, customers, suppliers, shareholders, governments, local communities and the general public. Public responsibility topics considered by this Committee include organization diversity, sustainable development, community and government relations, product quality and quality assurance systems and corporate reputation. The Governance & Public Responsibility Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

      The Finance Committee met three times during the fiscal year ended June 30, 2006. The Finance Committee has the responsibilities set forth in its charter with respect to overseeing financial matters of importance to the Company. Topics considered by this Committee include the Company’s annual financing plans; global financing principles and objectives; financial strategies and capital structures; funding and oversight of the Company’s pension and benefit plans; the Company’s insurance program; the financial implications of major investments, restructurings, joint ventures, acquisitions and divestitures; and the impact of various finance activities on debt ratings. The Finance Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

      The Innovation & Technology Committee met two times during the fiscal year ended June 30, 2006. The Innovation & Technology Committee has the responsibilities set forth in its charter with respect to overseeing and providing counsel on matters of innovation and technology. Topics considered by this Committee include the Company’s approach to technical and commercial innovation; the innovation and technology acquisition process; and tracking systems important to successful innovation. The Innovation & Technology Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

      The Company’s Committee Charter Appendix, which applies to all committees, can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

Board and Committee Meeting Attendance

      During the fiscal year ended June 30, 2006, the Board of Directors held eight meetings and the Committees of the Board of Directors held 24 meetings for a total of 32 meetings. Average attendance at these meetings by nominees and incumbents serving as Directors during the past year was in excess of 93%.

Corporate Governance Guidelines

      The Board of Directors has adopted Corporate Governance Guidelines to set forth its agreements concerning overall governance practices. These Guidelines can be found in the corporate governance section of the Company’s website at www.pg.com/investors. Shareholders can request a copy of the Corporate Governance Guidelines by writing to the Company Secretary at One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

Director Independence

      In addition to the Corporate Governance Guidelines, the Board has adopted the Independence Guidelines, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors, and are attached to this proxy statement as Exhibit A. The Board of Directors has determined that the following Directors are independent under the New York Stock Exchange listing standards and the Independence Guidelines: Norman R. Augustine, Scott D. Cook, Joseph T. Gorman, Charles R. Lee, Lynn M. Martin, W. James McNerney, Jr., John F. Smith, Jr., Ralph Snyderman, Margaret C. Whitman and Ernesto Zedillo.

Code of Ethics

      For a number of years, the Company has had, in one form or another, a code of ethics for its employees. During the fiscal year ended June 30, 2004, the Company adopted a revised version of its code of ethics to comply with the specific requirements of new SEC regulations and New York Stock Exchange listing standards. This code of ethics is contained in the Worldwide Business Conduct Manual, which applies to all of the Company’s employees, officers and Directors, and is available on the Company’s website at www.pg.com. The Worldwide Business Conduct Manual is firmly rooted in the Company’s long-standing Purpose, Values and Principles, which can also be found on the Company’s website at www.pg.com. During the fiscal year ended June 30, 2006, the Company continued its broad deployment of the Worldwide Business Conduct Manual in 29 different languages, including online training.

Presiding Director and Executive Sessions

      After consultation with the Governance & Public Responsibility Committee, the non-employee members of the Board of Directors appointed Norman R. Augustine to serve as the Presiding Director for fiscal year 2006-07. Mr. Augustine also served as Presiding Director during fiscal years 2004-05 and 2005-06. The Presiding Director acts as the key liaison with the Chief Executive, assists in setting the Board agenda, chairs the executive sessions and communicates the Board of Directors’ feedback to the Chief Executive. The non-employee Directors met three times during the year in executive session without the presence of management Directors or employees of the Company to discuss various matters related to oversight of the Company, the management of Board affairs and the Chief Executive’s performance.

Communication with Directors and Executive Officers

      Shareholders and others who wish to communicate with the Board of Directors or any particular Director, including the Presiding Director, or with any executive officer of the Company, may do so by writing to the following address:

[Name of Director(s)/Executive Officer or “Board of Directors”]
The Procter & Gamble Company
c/o Secretary
One Procter & Gamble Plaza
Cincinnati, OH 45202-3315

      All such correspondence is reviewed by the Secretary’s office, which logs the material for tracking purposes. The Board of Directors has asked the Secretary’s office to forward to the appropriate Director(s) all correspondence, except for items unrelated to the functions of the Board of Directors, business solicitations, advertisements and materials that are profane.

Shareholder Recommendations of Board Nominees

      The Governance & Public Responsibility Committee will consider shareholder recommendations for candidates for the Board, which should be submitted to:

Chairman of the Governance & Public Responsibility Committee
The Procter & Gamble Company
c/o Secretary
One Procter & Gamble Plaza
Cincinnati, OH 45202-3315

      Shareholder recommendations should include the name of the candidate, as well as relevant biographical information. The minimum qualifications and preferred specific qualities and skills required for Directors are set forth in Article II, Sections B through E of the Board’s Corporate Governance Guidelines. The Committee considers all candidates using these criteria, regardless of the source of the recommendation. The Committee’s process for evaluating candidates includes the considerations set forth in Article II, Section B of the Committee’s Charter. After initial screening for minimum qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks and interviews with potential candidates. In addition to shareholder recommendations, the Committee also relies on recommendations from current Directors, Company personnel and others. From time to time, the Committee may engage the services of outside search firms to help identify candidates. During the fiscal year ended June 30, 2006, no such engagement existed (and none currently exists) and no funds were paid to outside parties in connection with the identification of nominees. All nominees for election as Directors currently serve on the Board and are known to the Committee in that capacity.

Annual Meeting Attendance

      The Board’s expectation is that all its members attend the annual meeting of shareholders. All Directors attended the 2005 annual meeting, except for Robert D. Storey.

Director Compensation

      Directors who are Company employees do not receive Directors’ fees.

      The objective of the Compensation & Leadership Development Committee of the Board of Directors (the “Committee”) is to provide non-employee Directors a compensation package at the median of the Compensation Survey Group (as this group is further described on page 14 of this proxy statement). In fiscal year 2005-06 non-employee Directors received the following compensation:

•	An annual grant of restricted stock units on October 11, 2005, the value of which the Committee increased from $100,000 to $125,000. This positions the Director compensation package at the median of the Compensation Survey Group and achieves a mix of stock and cash consistent with that group. These units are forfeitable for one year, will not convert to common stock until at least one year after leaving the Board and cannot be sold or traded until converted to common stock, thus encouraging alignment with the Company’s long-term interests. Restricted stock units earn dividend equivalents at the same rate as dividends paid to shareholders;

•	An annual retainer fee of $75,000 paid in quarterly increments, which the Directors can elect to receive as cash, common stock or deferred compensation;

•	A Committee meeting fee of $2,000 for every Committee meeting attended, which the Directors can elect to receive as cash, common stock or deferred compensation; and

•	The Chairman of the Audit Committee also received an additional $15,000 annual retainer. The Chairmen of the Compensation & Leadership Development, Finance, Governance & Public Responsibility and Innovation & Technology Committees each received an additional $10,000 annual retainer. These Chairmen can elect to receive these additional retainers as cash, common stock or deferred compensation.

      Stock and restricted stock unit awards made to non-employee Directors are made under The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan, as approved by shareholders on October 14, 2003.

      The following table presents the compensation provided by the Company to the non-employee Directors for fiscal year 2005-06.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

	Annual		Committee	Committee
	Cash	Restricted	Meeting	Chairman
Name	Retainer	Stock Units	Fees	Fee	Total

Norman R. Augustine	$75,000	$125,000	$14,000	$10,000	$224,000
Scott D. Cook	75,000	125,000	14,000	0	214,000
Joseph T. Gorman	75,000	125,000	16,000	10,000	226,000
Charles R. Lee	75,000	125,000	38,000	2,500 *	240,500
Lynn M. Martin	75,000	125,000	14,000	0	214,000
W. James McNerney, Jr.	75,000	125,000	18,000	0	218,000
Johnathan A. Rodgers	75,000	125,000	2,000	0	202,000
John F. Smith, Jr.	75,000	125,000	28,000	15,000	243,000
Ralph Snyderman	75,000	125,000	20,000	10,000	230,000
Robert D. Storey**	75,000	125,000	12,000	10,000	222,000
Margaret C. Whitman	75,000	125,000	20,000	0	220,000
Ernesto Zedillo	75,000	125,000	18,000	0	218,000

*	Partial year as committee chair

**	Mr. Storey retired as a Director on May 1, 2006.

     Non-employee Directors also receive life insurance coverage in the amount of $750,000, payable in the event of accidental death or disability occurring while traveling on Company business.

      If a non-employee Director elects to defer cash fees under The Procter & Gamble Deferred Compensation Plan for Directors, such fees are credited to the Director’s account but not funded. Interest is credited to the account at the end of each month at the prime rate then in effect at J. P. Morgan Chase. Amounts credited to these deferred compensation accounts are payable upon the retirement or death of the Director, or after a term of years after retirement as specified by the Director.

Stock Ownership Guidelines for Non-employee Directors

      Non-employee Directors must own Company stock and/or restricted stock units worth six times their annual cash retainer. All Directors have already achieved this ownership requirement.

Charitable Gifts Program

      Effective July 1, 2003, the Charitable Gifts Program was discontinued for any new Directors. Only those current and retired Directors who were participants prior to July 1, 2003 continue in this program, which is funded by life insurance on the lives of the non-employee members of the Board of Directors and the Chief Executive. Participants receive no financial benefit from the program because the Company receives all insurance proceeds and charitable deductions. Under this program, the Company makes charitable contributions of up to a total of $1 million following the death of a participant. These contributions are divided among up to five charitable organizations selected by the participant. The following current and retired Directors are participants in this program: David M. Abshire, Edwin L. Artzt, Norman R. Augustine, Donald R. Beall, Theodore F. Brophy, Richard B. Cheney, Scott D. Cook, Domenico DeSole, Richard J. Ferris, Joseph T. Gorman, Robert A. Hanson, Durk I. Jager, A. G. Lafley, Joshua Lederberg, Charles R. Lee, Lynn M. Martin, W. James McNerney, Jr., John E. Pepper, David M. Roderick, Johnathan A. Rodgers, John G. Smale, John F. Smith, Jr., Ralph Snyderman, Robert D. Storey, Margaret C. Whitman, Marina v.N. Whitman and Ernesto Zedillo.

Report of the Compensation & Leadership Development Committee of the

Board of Directors on Executive Compensation

Introduction

      The Compensation & Leadership Development Committee of the Board of Directors (the “Committee”) is responsible for ensuring that the Company’s executive compensation policies, practices and systems are competitive and reflect the long-term interests of shareholders. None of its members have been an officer or recent employee of the Company, and each is considered independent for purposes of applicable New York Stock Exchange listing standards as well as the Independence Guidelines. You can learn more about the Committee’s purpose, responsibilities, structure and other details by reading the Committee’s charter and the Company’s Committee Charter Appendix, which can both be found in the corporate governance section of the Company’s website at www.pg.com/investors.

      The Committee is also responsible for reporting on the Company’s executive compensation each year, as part of the annual proxy statement. The Committee utilized market-based data and a pay-for-performance approach to determine executive compensation. This Report explains:

•	The Company’s total compensation philosophy;

•	Key components of executive compensation, including the Chief Executive’s compensation;

•	The factors the Committee considered as compensation levels were established; and

•	Details regarding stock ownership, share retention requirements and deductibility of qualifying compensation.

Summary

      The Company’s executive compensation is based on a few simple principles:

•	Pay competitively;

•	Pay for performance; and

•	Design compensation programs that support the business with emphasis on the longer term.

      These principles have served the Company well and have enabled the Company to deliver strong shareholder value increases over time. Additionally, these principles have assisted the

Company in developing and retaining extraordinary executive talent at a level matched by few other major corporations.

      At the executive level, the vast majority of compensation is at-risk, vests over time, and is tied directly to the Company’s long-term success. Company executives are compensated at levels competitive with individuals performing similar jobs in comparable companies and achieving similar results. This conclusion is based on the Committee’s evaluation of comprehensive surveys by Hewitt Associates, a leading independent outside executive compensation consulting firm, and on the opinion of Frederic W. Cook & Co., an independent compensation advisory firm that is retained by and reports exclusively to the Committee and does no other work with the Company or its management.

      The Committee compares the Company’s pay structure and its business, financial and stock price performance to a benchmark group (the “Compensation Survey Group”) that consists of two kinds of companies — those we compete with in the marketplace and those outside our industry with whom we compete for talent. The group consists of 25 companies. The Committee periodically evaluates the Compensation Survey Group’s composition to ensure it remains relevant, and updates it accordingly. Considering that the Gillette merger substantially increased the size of the Company, the Committee reevaluated the appropriateness of each company in the peer group. To better align the peer group to the Company’s increased size, the Committee replaced five of the relatively smaller companies (a group with median sales of $17.4 billion), with five larger companies (a group with median sales of $73.1 billion). For this past fiscal year the Compensation Survey Group consisted of the following companies:

3M Altria Group AT&T Boeing Chevron Coca-Cola Colgate-Palmolive Du Pont Exxon Mobil	General Electric General Motors Hewlett-Packard Home Depot IBM Johnson & Johnson Kimberly Clark Kraft Foods	Lockheed Martin Merck Motorola PepsiCo Pfizer Target Verizon Communications Wal-Mart Stores

      For fiscal year 2005-06, the Committee established compensation targets for the Company’s executive officers consistent with the opportunity for compensation at the median of the Compensation Survey Group, based on the latest available data. Depending on the Company’s actual results, compensation can be below or above targets. For the past fiscal year the actual total compensation was above these targets because of strong business and financial performance as further described in the Criteria and Company Results section of this Report.

      The Committee also considered certain aspects of P&G’s incentive compensation programs in view of the importance of successfully integrating the Gillette business as a result of the merger that closed on October 1, 2005. The Board and Company management are confident that combining P&G and Gillette will create substantial and sustainable shareholder value over the long-term. Near-term, the Company must focus on the successful integration of the Gillette business and delivery of revenue and cost synergies, while maintaining momentum in the Company’s core business.

      Specifically to reflect the importance of the Gillette merger, an additional factor was added to the Short-Term Achievement Reward (“STAR”) annual incentive, beginning in fiscal year 2005-06. This so-called “Gillette Factor” was determined by assessing performance during the fiscal year on various metrics related to integration goals including: sustaining the overall health of both the P&G and Gillette businesses during this period (based on sales, market share and earnings progress); achieving revenue and cost synergy objectives; staying within integration cost and restructuring estimates; delivering the Company’s “Field the Best Team” staffing commitments;

and integrating the two companies’ operations. This put payments for all STAR participants further at-risk based on the achievement of integration goals.

•	Compensation Elements — Overview

      All the elements of the Company’s executive compensation program are designed to deliver year-to-year and long-term shareholder value increases. In fact, the majority of executives’ compensation is at-risk, vests over time, and is tied directly to the Company’s long-term success.

      There are three elements of executive compensation:

•	Base salaries;

•	Annual incentives through the STAR program; and

•	Long-term incentives that include equity awards that may be delivered in the form of stock options, restricted stock and restricted stock units through the Company’s Key Manager Long-Term Incentive Program and through the Company’s Business Growth Program.

•      Criteria and Company Results

      The Committee sets compensation levels each year based on five performance criteria:

•	The Company’s absolute performance, measured by unit volume growth, net sales growth, earnings per share growth, free cash flow growth and total shareholder return;

•	The Company’s performance relative to its established goals;

•	The Company’s performance relative to the performance of the Compensation Survey Group;

•	Compensation targets for specific positions set at the median of the Compensation Survey Group; and

•	Individual contributions to Company performance.

      Additionally, the Board expects executives to uphold the fundamental principles embodied in the Company’s Statement of Purpose, Values, and Principles, plus the Worldwide Business Conduct Manual, the Sustainability Report, and the Environmental Quality Policy. The Committee considers the effectiveness of executives in upholding these principles when the Committee makes compensation decisions. These fundamental principles include a commitment to integrity, maximizing the development of each individual, developing a diverse organization, and continually improving the environmental quality of the Company’s products and operations. In upholding these fundamental principles, executives not only contribute to their own success, but also help ensure that the Company’s business, employees, shareholders and the communities in which the Company operates will prosper.

      In terms of the Company’s performance against these criteria, results during fiscal year 2005-06 were once again strong. More specifically, the Committee’s compensation decisions were influenced by the Company’s results on the following key performance metrics:

•	Volume +19% (organic volume increased 6%, which excludes the impacts of acquisitions and divestitures, such as Gillette, of 13%);

•	Net Sales +20% (organic sales increased 7%, which excludes the impacts of acquisitions and divestitures, such as Gillette, of 14% and negative foreign exchange impact of 1%);

•	Earnings per share +12%-13%, excluding Gillette dilution impact (comprised of 4% reported earnings per share growth less the 8%-9% impact of dilution from the Gillette acquisition);

•	Free cash flow productivity was 100% (this is operating cash flow of $11.4 billion less capital expenditures of $2.7 billion divided by net earnings of $8.7 billion); and

•	Market Total Shareholder Return (“TSR”) ranked 15th in the 21 company peer group the Company uses for TSR comparison purposes.

      The Company’s performance on all but one of these criteria (TSR) met or exceeded previously established targets. The Committee also considered other indicators of the health of the Company’s businesses. Market shares continue to increase broadly across the businesses. In addition, despite a challenging cost environment, particularly on certain commodities including petroleum-related products, the Company improved its cost structure. Progress was also broad-based in fiscal year 2005-06 as each Global Business Unit, four of the five reporting segments, each of the 16 largest countries and 16 of the Company’s 17 billion dollar brands (prior to the Gillette merger) grew volume. The Pet Health, Snacks and Coffee reporting segment and the Folgers brand were below year ago, due to the impact of Hurricane Katrina. Only TSR lagged below objective, with the Company trailing about two-thirds of the peer group. Since stock prices will vary in the short-term, the Committee considers how P&G stock has performed in the market over a longer timeframe. For perspective, P&G’s TSR over the past five years ranked in the top quartile of the TSR peer group. The results described in this paragraph (other than TSR) exclude Gillette because Gillette was part of the Company for only nine months of fiscal year 2005-06. After the Gillette merger the Company has 22 billion dollar brands and seven reporting segments. The success of the Gillette integration impacts executive compensation through the Gillette Factor of the STAR program as discussed in the Summary section of this Report.

•	Chief Executive Compensation Overview

      As Chief Executive, Mr. Lafley has a personal stake in the success of the Company and his compensation is tied to that success. He is compensated in accordance with the principles and criteria summarized above. More than 90% of Mr. Lafley’s total compensation is at-risk based on the Company’s performance. His total compensation in fiscal year 2005-06, which is above the median of the Compensation Survey Group, reflects the Company’s strong overall performance during the year as well as the sustained results over the past six years during which Mr. Lafley has been Chief Executive. Mr. Lafley’s compensation also reflects steps he has taken to sustain the Company’s strong results in the future, including significant progress to successfully integrate the Gillette merger. The Committee also considered his commitment to good corporate citizenship and to giving back to the communities in which the Company operates.

      This year the Committee modified the form in which Mr. Lafley receives his long-term incentives, achieving his target long-term compensation through a combination of stock options and restricted stock units. Mr. Lafley’s long-term incentive program now consists of three components: 1) the three-year performance program — Business Growth Program (“BGP”) — that will pay out in restricted stock units; 2) a portion of the annual Key Manager grant in stock options; and 3) a portion of the annual Key Manager grant in restricted stock units that vest after three years.

      Details of Mr. Lafley’s compensation are included in the following pages. The other named executive officers are compensated according to the same principles, practices and programs as the Chief Executive.

Compensation Elements — Detail

•	Base Salaries

      The Committee established base salary ranges based on the examination of survey data for our Compensation Survey Group. This information was gathered by Hewitt Associates, a leading independent outside executive compensation consulting firm. Salary ranges, combined with annual incentive compensation, are targeted at the median of the Compensation Survey Group. Within the established ranges, base salary increases reflect each executive’s performance and experience. Frederic W. Cook & Co., an independent compensation advisory firm that is retained by and reports exclusively to the Committee and does no other work for the Company or its Management, reviewed this information and advised the Committee.

•	Annual Incentives

      STAR is the Company’s annual incentive program. All awards are made within the authority of the Additional Remuneration Plan that dates back to 1949, and The Procter & Gamble 2001 Stock and Incentive Compensation Plan (the “2001 Stock Plan”). To allow opportunities for increased ownership or deferral, executives can choose to receive all or some portion of their STAR awards in the form of cash, stock options, restricted stock units or deferred compensation under the Executive Deferred Compensation Plan.

      STAR awards are based on three factors:

•	Overall Company results, measured by total shareholder return relative to similar consumer product companies and by earnings per share growth relative to a pre-established target;

•	Specific business unit results, determined through a retrospective assessment of each business unit’s performance, including volume, sales, market share, value contribution, profits, operating cash flow, operating total shareholder return, performance relative to competitors and business unit collaboration; and

•	Gillette integration results, as described in the Summary section of this Report.

      Differences in performance result in significantly different levels of annual incentive compensation for various business units, both above and below target. For example, specific business unit factors for fiscal year 2005-06 ranged from 65% to 160% of target.

      As a result of strong overall Company performance, Gillette integration that is on target, as well as combined business unit results that were significantly above targeted performance goals, the fiscal year 2005-06 STAR program paid out awards that were, on average, above target.

•	Long-Term Incentives

      The Committee awarded long-term incentives through the Company’s 2001 Stock Plan approved by shareholders on October 9, 2001, The Gillette Company 2004 Long-Term Incentive Plan (the “2004 Gillette Plan”) approved by Gillette’s shareholders on May 20, 2004, and/or the Company’s Additional Remuneration Plan. Awards under these programs focus executives’ attention on the longer-term performance of the Company. When long-term incentive programs pay awards at target, the combined long-term component of executives’ compensation will be consistent with the median opportunity for long-term compensation of the Compensation Survey Group for comparable positions.

●	Key Manager Long-Term Incentives

The Company may make awards of stock options, restricted stock, and/or restricted stock units under the shareholder-approved 2001 Stock Plan and the 2004 Gillette Plan. These awards are given to employees who have demonstrated a capacity for contributing substantially to the success of the Company. As part of an appropriate mix of compensation elements, the Company grants stock options to encourage these managers to act as owners of the business, helping to further align their interests with those of shareholders. Stock appreciation rights (“SARs”) are granted instead of stock options in countries where the holding of foreign stock is restricted.

Pursuant to the terms of the 2001 Stock Plan and the 2004 Gillette Plan, the Company makes stock option grants at no less than 100% of the market price on the date of grant and the options cannot be repriced without shareholder approval. Grants are made on the last business day in February as pre-established by the Committee. Stock options and SARs are fully exercisable after three years and have a maximum term of ten years. In addition to ownership requirements, the Company also requires top executives to hold exercised shares for a period of time. Please see the Miscellaneous Items section of this Report for more information.

The target number of shares to be awarded to an individual is based on the median competitive values of our Compensation Survey Group. For those selected to receive an award, the target amount can be adjusted by as much as plus or minus 50% based on an individual’s performance, with the aggregate value of all grants remaining at target. The number of option shares currently held by each executive is not considered in determining awards. Grants were determined for employees who came to the Company through the Gillette merger using the same methodology, with most of these former Gillette employees receiving shares from the 2004 Gillette Plan.

●	Business Growth Program

The Business Growth Program (“BGP”) is a three-year performance program covering July 1, 2005 through June 30, 2008. Approximately 50 senior executives are included in BGP. Each was assigned a target amount (“Target Award”) for the three-year performance period. Taken together, each executive’s BGP at target and stock options at target represent total long-term incentive compensation equal to the median long-term incentive target compensation of the Compensation Survey Group for comparable positions. The Committee determines actual BGP awards based on Company performance versus pre-established targets for diluted earnings per share growth and operating total shareholder return.

BGP will pay out at target compensation levels for the full three-year period if the Company achieves its operating total shareholder return goal and delivers three-year 10% compound earnings per share growth. Interim earnings per share growth goals are initially adjusted for Gillette dilution, with this adjustment phasing out over the three-year performance period. The program places management compensation at-risk based on achievement of the profitable growth objectives of the Company. Depending on actual results, participants may earn more or less than target.

Progress awards of 30% of the total anticipated award are made based on actual performance for the one-year period ending June 30, 2006 and for the two-year period ending June 30, 2007. Progress awards are made only if performance targets are met or exceeded and are made subject to the achievement of performance targets over the three-year period of the program. For the year ended June 30, 2006, the performance targets were exceeded and progress payments of 193% of target were made. This reflects very strong earnings per share growth (adjusted in the first year for Gillette dilution, which adjustment is phased out over the term of the program) and operating total shareholder return that was above target and reflects strong cash flow. The progress awards are shown in the Summary Compensation Table on page 23 of this proxy statement.

One-half of any amounts earned will be paid in the form of three-year restricted stock units. The remaining half can be paid in cash, deferred compensation via the Executive Deferred Compensation Plan, or restricted stock units with the restricted period elected by the executive within prescribed limits. Restricted stock units earn dividend equivalents at the same rate as dividends paid to shareholders.

Chief Executive Compensation

      The Committee established compensation levels for Mr. Lafley using the same principles applied to all Company executives. The process for assessing his performance is rigorous and objective, with performance standards selected according to the best practices in our industry and for the Company. Mr. Lafley’s total compensation opportunity is competitive with that of chief executives in the Compensation Survey Group. His compensation is linked directly to both his personal performance and the Company’s performance. It is also aligned with business strategies and is focused on rewarding sustained, long-term growth.

      The Committee reviewed all elements of Mr. Lafley’s total compensation opportunity including salary, bonus, equity and long-term incentive compensation, unrealized stock option, restricted stock and restricted stock unit gains, and the cost to the Company of Mr. Lafley’s participation in benefits, perquisites and retirement programs. A tally sheet displaying all of the above components was reviewed by the Committee.

      Meeting in executive session without the presence of any Company employee, the Committee determined the amount of Mr. Lafley’s compensation elements. The Committee’s action was reviewed and discussed by the non-employee Directors of the Board of Directors.

      The Committee primarily considered the following factors in determining Mr. Lafley’s annual and long-term incentive awards:

•	The Company’s overall results;

•	Mr. Lafley’s individual performance, including his high ethical standards;

•	The compensation of other chief executives in our Compensation Survey Group; and

•	Our stated compensation philosophy.

      In addition, the Committee considered several outcomes of Mr. Lafley’s efforts that are focused on sustaining growth into the future:

•	Continued delivery of very good business results, with sales, volume, profit and cash in line with or ahead of the Company’s sustainable growth targets;

•	Continuing to establish the appropriate ethical atmosphere for governance systems in the Company;

•	Completion of the merger with Gillette, including the achievement of all legal and regulatory requirements;

•	The successful first stage of the integration of Gillette — the Company’s largest transaction ever. Cost and revenue synergies are on track and dilution targets have been met;

•	Clarity and effectiveness of business strategies and leveraging of business structure for competitive advantage;

•	The Company’s enhanced ability to innovate and to create and build leading brands;

•	The continued emphasis on organizational development, including the development of top talent and potential successors for key executive positions, up to and including the Chief Executive role — the Company is recognized externally as one of the premier developers of leaders at all levels of the organization; and

•	External recognition of Mr. Lafley’s skills and contribution, including recent selection as CEO of the year by CEO Magazine.

      Finally, the Committee considered its tremendous confidence in Mr. Lafley’s leadership based in part on his past demonstrated performance. Since 2001, under Mr. Lafley’s leadership, P&G sales have grown from $39 billion to nearly $70 billion, average annual earnings per share growth exceeded 10% and the Company has generated more than $35 billion in free cash flow. In addition, the Company’s TSR over the past five years ranked in the top quartile of its TSR peer group.

•	Chief Executive Base Salary

●	Fiscal Year 2005-06

Mr. Lafley’s base salary for fiscal year 2005-06 was unchanged at $1,700,000.

●	Fiscal Year 2006-07

Mr. Lafley’s salary for fiscal year 2006-07 will remain unchanged at $1,700,000 and, in combination with his STAR target, his short-term compensation opportunity is consistent with the median of his peer group.

•	Chief Executive Annual Incentive Award

●	Fiscal Year 2005-06

Mr. Lafley’s STAR target was 140% of base salary. This STAR target, when combined with his base salary, was consistent with the median of short-term target compensation for chief executives in the Compensation Survey Group. His actual annual incentive award was $3,500,000, which reflects the Company’s strong business and financial performance and his outstanding leadership of the organization.

●	Fiscal Year 2006-07

Mr. Lafley’s STAR target will be 155% of base salary so that his total short-term compensation target (base salary plus annual bonus) for fiscal year 2006-07 is consistent with the median of compensation targets for chief executives in the Compensation Survey Group.

•	Chief Executive Long-Term Incentive Awards

●	Fiscal Year 2005-06

Mr. Lafley’s total long-term incentive award target was consistent with the median of long-term incentive awards paid to chief executives in the Compensation Survey Group, based on the latest available data. In fiscal year 2005-06, the Committee awarded Mr. Lafley long-term incentives in the form of stock options and restricted stock units and the payout of his BGP progress award as discussed earlier in the Compensation Elements-Detail section of this Report. The grant date of the stock options and restricted stock units awarded to Mr. Lafley was set by the Committee well over a year in advance and is the same grant date used for all other recipients. As required of Company grants, these were made at no less than 100% of the market price on the date of grant and cannot be repriced to a price that is below the market price on the date of grant without shareholder approval.

—	Key Manager Stock Options and Restricted Stock Units

In February 2006, the Committee granted a combination of stock options and restricted stock units to Mr. Lafley, resulting in a grant of 516,529 stock options and 82,645 restricted stock units. The Committee set this amount, which is above the median of the Compensation Survey Group, in recognition of Mr. Lafley’s strong performance in fiscal year 2004-05. The value of stock options and restricted stock units are tied directly to future growth in shareholder value.

—	Business Growth Program

Under BGP, Mr. Lafley has an incentive award opportunity of $10,200,000 for a three-year performance period from July 1, 2005 to June 30, 2008. This target was established using two times base salary for each year in the program, which equals six times his July 1, 2005 base salary. In 2005-06, Mr. Lafley earned a progress award of $5,905,800 based on very strong earnings per share (adjusted in the first year for Gillette dilution, which adjustment is phased out over the term of the program) and operating total shareholder return performance during the first year of the three-year performance period. This progress award is 30% of his total anticipated award (based on Company performance to date). Mr. Lafley’s award was made on the same basis as the other BGP participants. His award will be delivered entirely in the form of restricted stock units on September 15, 2006. One-half of the shares associated with these restricted stock units would have been delivered to Mr. Lafley in three years (September 2009), however Mr. Lafley has elected to defer delivery of these shares until September 2009 or starting one year following his retirement, whichever is later. The other one-half will be delivered starting one year following his retirement.

●	Fiscal Year 2006-07

The Committee will consider Mr. Lafley’s 2005-06 performance, competitive long-term incentive targets and his BGP target in determining his Key Manager award. This award may be made in the form of stock options, restricted stock and/or restricted stock units.

Mr. Lafley will continue participation in the three-year BGP performance program covering the period July 1, 2005 through June 30, 2008. If performance goals are fully achieved, Mr. Lafley’s target interim progress award for the second year of the program will be $3,060,000 (30% of the three-year target).

The Committee has determined that since Mr. Lafley’s share ownership greatly exceeds the requirement of eight times his base salary, the Committee no longer requires that his entire BGP award be paid in restricted stock units. Beginning in 2007, any amounts earned will be delivered consistent with all other program participants, one-half in the form of three-year restricted stock units and the other one-half delivered in the participant’s choice of cash, deferred compensation via the Executive Deferred Compensation Plan or restricted stock units, with the restricted period elected within specified limits.

•	Chief Executive Benefits and Perquisites
          Mr. Lafley’s benefits and perquisites are established based on competitive practice. However, unlike chief executives at many other companies, he has no employment contract and is not entitled to severance payments or retirement benefits not broadly available to other employees under Company programs. For security reasons, Mr. Lafley uses Company aircraft for personal travel. However, the value of Mr. Lafley’s personal travel on Company aircraft is imputed income to Mr. Lafley and the Company does not reimburse Mr. Lafley for any additional taxes he may incur on this imputed income. More detail is provided in the Summary Compensation Table on page 23 of this proxy statement.
Miscellaneous Items

•	Stock Ownership Requirements and Required Holding Periods

●	Stock Ownership Guidelines

The interests of the Company and its employees are closely aligned. One of the ways this is reflected is through executive share ownership. Approximately 50 of the most senior executives are required to acquire and retain a multiple of their base salary in shares of Company stock and/or restricted stock units.

The Chief Executive’s required multiple is eight times base salary. The multiple for the Vice Chairs and the Chief Financial Officer is five times base salary. The multiple for the other approximately 50 most senior executives is four times base salary.

Mr. Lafley currently owns more than 24 times his base salary in stock — well above his ownership requirement. All other executives subject to these stock ownership requirements are either above their ownership requirements or are pursuing plans that would permit them to achieve their ownership requirements within the time frame prescribed in the stock ownership program.

          ●     Required Holding Periods

The Chief Executive must hold for at least two years the net shares received from stock option exercises, excluding shares disposed of to pay taxes or the price for any stock option exercises. This requirement became effective with stock options exercised on or after June 8, 2004. Approximately 50 of the most senior executives of the Company must hold for at least one year the net shares received from stock option exercises, excluding shares disposed of to pay taxes or the price for any stock option exercises. This requirement commenced with stock options exercised on or after July 1, 2006. For all executives subject to this holding period, including the Chief Executive, these restrictions are in effect while actively employed, and any awards that were taken as stock options instead of cash or unrestricted securities are not subject to the holding period.

•	Policy with Regard to Qualifying Compensation to Preserve Deductibility
      Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the Company’s covered executive officers to $1,000,000 per year, but contains an exception for certain performance-based compensation.
      For fiscal year 2005-06, grants of retirement restricted stock, restricted stock units, and stock options and payments of STAR and BGP under the 2001 Stock Plan and Additional Remuneration Plan should satisfy the requirements for deductible compensation. For fiscal year 2006-07, continued deductibility will depend on shareholder approval of the Company’s proposal starting on page 38 of this proxy statement. While certain restricted stock units granted outside of the STAR and BGP Programs are not ordinarily deductible, Mr. Lafley has elected to defer the delivery of restricted stock units granted to him under the Key Manager Program until after retirement, thus preserving 162(m) deductibility.
      While the Committee’s general policy is to preserve the deductibility of most compensation paid to the Company’s covered executives, the Committee may authorize payments that might not be deductible if it believes they are in the best interests of the Company and its shareholders.
      Last year, after an analysis of competitive practices, the Committee determined that it was appropriate and in the best interests of the Company and its shareholders to continue to pay Mr. Lafley a base salary which exceeds $1,000,000. In addition, in the process of approving the Gillette merger, the Committee agreed to continue to pay Mr. Kilts’ base salary which exceeds $1,000,000. Of the fiscal year 2005-06 compensation components discussed in this report, the only portion which will not be deductible is that portion of Mr. Lafley’s and Mr. Kilts’ base salaries that exceeds $1,000,000 (which portion is $700,000 for Mr. Lafley and $158,800 for Mr. Kilts when pro-rated for the nine months that Mr. Kilts was an officer of the Company in fiscal year 2005-06).

Norman R. Augustine, Chairman	Charles R. Lee
Scott D. Cook	Margaret C. Whitman
Joseph T. Gorman

SUMMARY COMPENSATION TABLE
(Dollar figures shown in thousands)

							Long-Term Compensation Awards

		Annual Compensation							Securities	Long-Term
							Restricted		Underlying	Incentive
Name and					Other Annual		Stock		Options/	Plan		All Other
Principal Position	Year	Salary	Bonus(1)		Compensation(2)		Awards(3)		SARs	Payments(4)		Compensation(5)

A. G. Lafley	2005-06	$1,700.0	$3,500.0	(6)	$126.2		$5,000.0	(7)	516,529	$5,905.8	(8)	$401.5
Chairman of the	2004-05	1,700.0	3,500.0	(9)	169.9		0		764,306	6,800.0	(10)	471.0
Board, President	2003-04	1,700.0	3,500.0	(11)	95.3		0		705,834	9,864.0	(12)	523.1
& Chief Executive

James M. Kilts(13)	2005-06	1,158.8	1,704.0	(14)	460.1		0		1,000,000	0	(15)	117.6
Vice Chairman of
the Board-Gillette

Susan E. Arnold	2005-06	910.0	1,003.3		—		0		136,364	1,580.7	(16)	216.9
Vice Chairman-	2004-05	910.0	1,212.1		—		0		135,274	1,820.0	(17)	223.3
P&G Beauty & Health	2003-04	583.3	666.7		—		0		136,150	1,566.0	(18)	158.5

Bruce L. Byrnes	2005-06	910.0	1,123.7		—		0		132,232	1,580.7	(19)	218.2
Vice Chairman of	2004-05	910.0	772.7		—				158,597	1,820.0	(20)	227.3
the Board-P&G	2003-04	910.0	984.5		—				238,260	2,700.0	(21)	257.7
Household Care

Clayton C. Daley, Jr.(22)	2005-06	850.0	970.2	(23)	—		0		132,232	1,459.1	(24	202.9
Chief Financial	2004-05	787.5	861.5		—		0		149,268	1,540.0	(25)	204.9
Officer	2003-04	725.0	827.3		—		0		153,168	2,088.0	(26)	205.1

Robert A. McDonald	2005-06	910.0	1,051.4		237.4		0		140,496	1,580.7	(27)	214.7
Vice Chairman-	2004-05	910.0	1,045.5		1,048.4	(28)			158,597	1,820.0	(29)	217.4
Global Operations	2003-04	827.5	775.5		—		1,500.0		223,672	1,908.0	(30)	281.9

(1)	STAR awards may be made in the form of cash, restricted stock units, stock options, or deferred compensation as approved by the Compensation & Leadership Development Committee. All STAR awards are reported in this column regardless of the form of the award. STAR awards are paid in cash unless otherwise noted.

(2)	Personal benefits received from the Company by any of the Company’s named executive officers are required to be disclosed as “Other Annual Compensation” unless the aggregate amount is less than $50,000. The Company provides a modest level of personal benefits to named executive officers. These may include financial counseling, physical examinations, home security, lunch club fees, use of a Company car and use of Company aircraft for personal travel. In addition to these personal benefits, Mr. Kilts also receives, as required by his employment agreement, Company-provided housing in Boston and commuting expenses. Except for Messrs. Lafley, Kilts and McDonald, the aggregate incremental cost to the Company of all personal benefits provided to any named executive officer was less than the reporting threshold. Accordingly, these amounts are not included in the “Other Annual Compensation” column. Mr. Lafley is required to use Company aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. Mr. Lafley’s personal use of Company aircraft is the only personal benefit that represents greater than 25% of his total personal benefits. The aggregate incremental aircraft usage costs associated with this benefit were $115,045 for fiscal year 2005-06, $99,360 for fiscal year 2004-05, and $78,540 for fiscal year 2003-04. Mr. Kilts is also required to use Company aircraft for personal use as well as business travel for security reasons. Mr. Kilts’ personal use of Company aircraft and his Company-provided housing in Boston each represented greater than 25% of his total personal benefits. The aggregate incremental aircraft usage costs associated with Mr. Kilts’ personal use of Company aircraft were $165,130 for the period from October 1, 2005 (the date on which the Gillette merger closed) through June 30, 2006. The cost of Mr. Kilts’ housing in Boston during the same period was $107,801. Mr. Kilts’ Other Annual Compensation total also includes $102,037 for tax gross-up on his financial planning and housing personal benefits. Mr. McDonald’s financial counseling ($21,000) and home security ($42,760) personal benefits each represented greater than 25% of his total personal benefits. Mr. McDonald’s home security benefit was higher than in past years because the Company temporarily provided security at two residences while Mr. McDonald was in the process of moving. Mr. McDonald’s Other Annual Compensation total for fiscal year 2005-06 also includes $169,981 in tax equalization payments made by the Company to Mr. McDonald to cover incremental taxes required to be paid to Japan and Belgium in accordance with Company policies generally applicable to employees assigned outside their home countries.

(3)	The number and value of aggregate restricted stock shares/restricted stock unit holdings earned by each of the named executive officers over their careers with the Company and still held as of June 30, 2006 were: Mr. Lafley, 636,280 shares/units ($36,121,616); Mr. Kilts, 0 shares/units ($0); Ms. Arnold, 67,295 shares/units ($3,820,337); Mr. Byrnes, 92,662 shares/units ($5,260,422); Mr. Daley, 74,023 shares/units ($4,202,286); and Mr. McDonald, 77,903 shares/units ($4,422,553). These totals represent restricted stock shares/restricted stock units accumulated over the executives’ entire careers with the Company over many years and under several compensation and benefit programs, including long-term incentive plans (including some of the payments described in the Long-Term Incentive Plan Payment column of the table above and the related notes), receipt of restricted stock shares/restricted stock units elected in place of cash compensation/bonus, receipt of restricted stock shares/restricted stock units as retirement program contributions, and all other grants of restricted stock shares/restricted stock units. The value of the restricted stock shares/restricted stock units detailed above in this note is determined by multiplying the total number of shares/units held by each named executive by the average of the high and low prices of the Company’s common stock on the New York Stock Exchange on June 30, 2006 ($56.77). Dividends are paid on all restricted stock shares, and dividend equivalents are accumulated on all restricted stock units at the same rate as paid on the Company’s common stock. Upon a change in control, all conditions and restrictions on restricted stock and restricted stock units will immediately lapse.

(4)	Amounts in this column represent awards under BGP. The amounts shown in this column for fiscal year 2005-06 represent interim BGP progress payments which are subject to achievement of performance targets over the three-year period of the program. For more information on BGP see pages 18 and 27 of this proxy statement.

(5)	All Other Compensation (in thousands of dollars) — details for fiscal year 2005-06:

		Flexible
	Profit Sharing	Compensation	Executive	Match on	Total All
	and Related	Program	Life	Savings	Other
Name	Contributions	Contributions	Insurance	Plans(i)	Compensation

A. G. Lafley	$374.9	$8.4	$18.2	$—	$401.5
James M. Kilts	—	0.0	49.5	68.1	117.6
Susan E. Arnold	200.6	6.3	10.0	—	216.9
Bruce L. Byrnes	200.6	8.4	9.2	—	218.2
Clayton C. Daley, Jr.	187.3	8.4	7.1	—	202.9
Robert A. McDonald	200.6	8.4	5.7	—	214.7

(i)	Mr. Kilts does not participate in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, which is discussed on page 27 of this proxy statement. This amount represents Company contributions under The Gillette Company Employees’ Savings Plan ($11,100) and The Gillette Company Supplemental Savings Plan ($57,000) in which Mr. Kilts continued to participate.

(6)	Mr. Lafley’s fiscal year 2005-06 STAR award will be paid in the form of deferred compensation on September 15, 2006.

(7)	Award of 82,645 restricted stock units valued by averaging the high and low prices of the Company’s common stock on the New York Stock Exchange on February 28, 2006 ($60.50). These restricted stock units are subject to forfeiture until August 28, 2006.

(8)	Mr. Lafley’s fiscal year 2005-06 BGP award will be paid in the form of restricted stock units on September 15, 2006.

(9)	Mr. Lafley’s fiscal year 2004-05 STAR award was paid in the form of deferred compensation on September 15, 2005.

(10)	Mr. Lafley’s fiscal year 2004-05 BGP award was paid in the form of restricted stock units on September 15, 2005.

(11)	Mr. Lafley’s fiscal year 2003-04 STAR award was paid in the form of stock options on September 15, 2004.

(12)	Mr. Lafley’s fiscal year 2003-04 BGP award was paid in the form of restricted stock units on September 15, 2004.

(13)	Mr. Kilts was elected Vice Chairman of the Board-Gillette in October 2005 upon consummation of the Company’s merger with The Gillette Company. Mr. Kilts’ compensation for fiscal year 2005-06 reflects only post-merger compensation paid by Procter & Gamble.

(14)	Mr. Kilts’ fiscal year 2005-06 STAR award will be paid in the form of deferred compensation ($1,124,669) via the Gillette Company Deferred Compensation Plan and stock options ($579,375) on September 15, 2006.

(15)	Pursuant to the terms of his employment agreement, Mr. Kilts will receive a pro-rata BGP award at the end of the current BGP period if at least minimum targets are met, but will not receive BGP progress payments. For more information on Mr. Kilts’ BGP participation see page 27 of this proxy statement.

(16)	Ms. Arnold’s fiscal year 2005-06 BGP award will be paid in the form of cash ($790,335) and restricted stock units ($790,335) on September 15, 2006.

(17)	Ms. Arnold’s fiscal year 2004-05 BGP award was paid in the form of cash ($910,000) and restricted stock units ($910,000) on September 15, 2005.

(18)	Ms. Arnold’s fiscal year 2003-04 BGP award was paid in the form of cash ($783,000) and restricted stock units ($783,000).

(19)	Mr. Byrnes’ fiscal year 2005-06 BGP award will be paid in the form of cash ($790,335) and restricted stock units ($790,335) on September 15, 2006.

(20)	Mr. Byrnes’ fiscal year 2004-05 BGP award was paid in the form of cash ($910,000) and restricted stock units ($910,000) on September 15, 2005.

(21)	Mr. Byrnes’ fiscal year 2003-04 BGP award was paid in the form of cash ($1,350,000) and restricted stock units ($1,350,000).

(22)	Though the Company does not consider Mr. Daley a “Named Executive Officer” for purposes of the applicable SEC rules, the Company has elected to include Mr. Daley in this table for continuity purposes. With Mr. Kilts’ retirement effective October 1, 2006, and upon the effectiveness of the SEC’s new executive compensation rules, the Company anticipates that Mr. Daley will be included in this table for fiscal year 2006-07.

(23)	Mr. Daley’s fiscal year 2005-06 STAR award will be paid in the form of cash ($485,100) and deferred compensation ($485,100) on September 15, 2006.

(24)	Mr. Daley’s fiscal year 2005-06 BGP award will be paid in the form of cash ($364,770), deferred compensation ($364,770) and restricted stock units ($729,540) on September 15, 2006.

(25)	Mr. Daley’s fiscal year 2004-05 BGP award was paid in the form of cash ($770,000) and restricted stock units ($770,000) on September 15, 2005.

(26)	Mr. Daley’s fiscal year 2003-04 BGP award was paid in the form of cash ($1,044,000) and restricted stock units ($1,044,000) on September 15, 2004.

(27)	Mr. McDonald’s fiscal year 2005-06 BGP award will be paid in the form of cash ($790,335) and restricted stock units ($790,335) on September 15, 2006.

(28)	Tax equalization payment made by the Company to Mr. McDonald to cover incremental taxes required to be paid to Japan and Belgium in accordance with Company policies applicable generally to employees assigned outside their home countries.

(29)	Mr. McDonald’s fiscal year 2004-05 BGP award was paid in the form of cash ($910,000) and restricted stock units ($910,000) on September 15, 2005.

(30)	Mr. McDonald’s fiscal year 2003-04 BGP award was paid in the form of cash ($954,000) and restricted stock units ($954,000) on September 15, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of	% of Total Options
	Securities	Granted to
	Underlying Options	Employees in	Exercise or	Expiration	Grant Date
Name	Granted(1)	Fiscal Year	Base Price	Date	Present Value(2)

A. G. Lafley	516,529	1.5%	$60.5000	2/28/2016	$8,508,266.0
James M. Kilts	1,000,000	2.9%	$56.6250	10/6/2015	$15,657,000.0
Susan E. Arnold	136,364	0.4%	$60.5000	2/28/2016	$2,246,188.0
Bruce L. Byrnes	132,232	0.4%	$60.5000	2/28/2016	$2,178,126.0
Clayton C. Daley, Jr.	132,232	0.4%	$60.5000	2/28/2016	$2,178,126.0
Robert A. McDonald	140,496	0.4%	$60.5000	2/28/2016	$2,314,250.0

(1)	All options, which were granted pursuant to The Procter & Gamble 2001 Stock and Incentive Compensation Plan, were non-qualified, were granted at market value on the date of grant, vest on the third anniversary of the date of grant (with the exception of the grant to Mr. Kilts of 1,000,000 options in October 2005 in connection with the Gillette merger; 500,000 of these options vest after October 6, 2006 and 500,000 of these options vest after October 6, 2007), and have a term of ten years. Upon a change in control, all stock options will immediately vest.

(2)	The Company utilizes a binomial lattice-based model to provide a grant date present value of stock option grants. The following assumptions were used in this calculation (with the exception of the grant to Mr. Kilts which is discussed below): options life 9 years; dividend yield 1.9%; weighted average interest rate 4.6%; and weighted average volatility 19%. The following assumptions were used in the calculation for Mr Kilts: options life 9 years; dividend yield 1.9%; weighted average interest rate 4.4%; and weighted average volatility 20%. We have made no adjustments to reflect that the options shown in this table are non-transferable and subject to forfeiture.

AGGREGATED OPTION/ STOCK APPRECIATION RIGHT (SAR)

EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/ SAR VALUES(1)
(Dollar figures shown in thousands)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at FY End		Options/SARs at FY End(3)
	Shares Acquired	Value
Name	on Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

A. G. Lafley	98,468	$3,015.4	2,292,132	2,368,242	$40,871.2	$8,368.2
James M. Kilts	0	0.0	6,440,902	1,520,000	128,698.9	1,953.4
Susan E. Arnold	50,822	1,628.9	432,942	407,788	8,070.3	1,158.6
Bruce L. Byrnes	82,238	2,769.2	1,113,920	529,089	20,776.1	1,779.4
Clayton C. Daley, Jr.	39,642	1,214.0	712,656	434,668	13,527.5	1,294.1
Robert A. McDonald	53,262	1,493.5	585,038	551,049	10,876.6	2,006.8

(1)	Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option/stock appreciation right (SAR) with a fair market value equal to such obligations.

(2)	Options/ SARs were granted for terms of up to ten years except for years 1999, 2000 and 2001 when they were 15 years. The value realized on options/ SARs exercised during the last fiscal year represents the total gain over the years the options/ SARs were held by the executive. If this total gain is divided by the average number of years the options/ SARs were held, a more relevant annualized gain is produced. The annualized gains (in thousands of dollars) on these option/ SAR exercises were as follows: Mr. Lafley, $335.0; Mr. Kilts, $0 (pursuant to the terms of his employment agreement Mr. Kilts agreed not to exercise any options until eighteen months after the consummation of the merger between the Company and Gillette, which occurred on October 1, 2005); Mr. Byrnes, $307.7; Mr. Daley, $134.9; Mr. McDonald, $175.0; and Ms. Arnold, $169.2.

(3)	Calculated based on the fair market value of the Company’s common stock on June 30, 2006 ($56.77 per share) as determined by the average of the high and low prices of the Company’s common stock on the New York Stock Exchange on that date, minus the exercise price.

Long-Term Incentive Plans — Awards For the Three-Year Period

Covering Fiscal Years 2005-06 through 2007-08

      This table provides information concerning award opportunities made under the Business Growth Program (“BGP”) during fiscal year 2005-06 for the three-year performance period beginning July 1, 2005 and ending June 30, 2008. Payouts under BGP are based on core earnings per share growth and operating total shareholder return over the three-year period. If threshold performance is not met, no award will be earned. To the extent the Company’s performance exceeds the threshold, a varying award up to the maximum will be earned. Progress payments equal to 30% of the anticipated award may be made to participants, with the exception of Mr. Kilts, at the end of the first and second year if interim goals are achieved. Pursuant to the terms of his employment agreement, Mr. Kilts will not receive progress payments and will receive a pro-rata payout for his one-year employment period only at the end of the three-year cycle in 2008, with a target payout of two times his annual base salary during his one-year employment period. Progress payments for the first year are shown in the Summary Compensation Table on page 23 of this proxy statement for those participants receiving progress payments. These progress payments are made subject to achievement of performance targets over the three-year period of the program. A discussion of BGP is also included on page 18 of this proxy statement.

		Performance or
	Number of Shares,	Other Period Until	Estimated Future Payouts
	Units, or Other	Maturation or
Name	Rights	Payout	Threshold(1)	Target(2)	Maximum(3)

A. G. Lafley	—	7/1/05 - 6/30/08	$102,000	$10,200,000	$20,400,000
James M. Kilts	—	7/1/05 - 6/30/08	30,900	3,090,000	6,180,000
Susan E. Arnold	—	7/1/05 - 6/30/08	27,300	2,730,000	5,460,000
Bruce L. Byrnes	—	7/1/05 - 6/30/08	27,300	2,730,000	5,460,000
Clayton C. Daley, Jr.	—	7/1/05 - 6/30/08	25,200	2,520,000	5,040,000
Robert A. McDonald	—	7/1/05 - 6/30/08	27,300	2,730,000	5,460,000

(1)	The minimum amount payable under the program is 1% of the target award, payable if the minimum level of performance is achieved on each of the performance criteria. If performance is below the minimum level for either measure, no award is paid.

(2)	The target award is paid if the target goals are achieved on each of the performance measures.

(3)	The maximum amount payable under the program is 200% of target, payable if an exceptional level of performance is achieved on each of the performance measures.

RETIREMENT BENEFITS

      Retirement benefits for U.S.-based executive officers (with the exception of Mr. Kilts, whose retirement benefits are described below) are provided primarily by The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. This is a qualified defined contribution plan providing retirement benefits for U.S.-based employees. In addition, executives participating in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan receive retirement awards in the form of restricted stock units (non-transferable and subject to forfeiture) which are restricted until one year following retirement. These awards make up the difference between the Internal Revenue Code limit on contributions that can be made to that Plan and what would otherwise be contributed by the Company to the executive’s retirement account. Under the rules set by the SEC, these Company contributions are included in the Summary Compensation Table in the “All Other Compensation” column (see footnote (5) to this table).

      In connection with the Company’s merger with The Gillette Company, the Company assumed responsibility for The Gillette Company Retirement Plan, The Gillette Company Supplemental Retirement Plan and other contractual retirement arrangements for Gillette employees. Mr. Kilts is the only executive officer named in the Summary Compensation Table who participates in these arrangements. The Table below shows the estimated annual pension payable to Mr. Kilts, who has announced his intention to retire from the Company effective October 1, 2006.
Pension Table

Final Average Compensation(1)	Years of Service(2)	Annual Pension Benefit(3)

$4,635,000	5.7	$1,320,975

(1)	Under the terms of his employment agreement, Mr. Kilts is entitled to receive a retirement benefit immediately following the date his employment ends for reasons other than cause. The amount of his benefit is 5% of his final average compensation, which under the terms of his employment agreement is defined as an amount equal to the amount paid to Mr. Kilts as a 36-month lump-sum severance payment (paid by The Gillette Company prior to the closing of the merger between the Company and Gillette) divided by three, multiplied by the number of full and partial years of service taken into account under Mr. Kilts’ employment agreement for this purpose (see footnote (2) below).

(2)	The years of service figure shown in the Pension Table above represents the number of full and partial years of service taken into account under Mr. Kilts’ employment agreement for purposes of determining the retirement benefit payable to Mr. Kilts. These years of service represent his actual years of service (5.7 years) and exclude three years of credited service with respect to which he received payment of a supplemental benefit from Gillette in a lump sum prior to consummation of the merger.

(3)	The amount of annual pension benefit payable to Mr. Kilts will be off-set, beginning three years after his retirement, by amounts payable to him under The Gillette Company Retirement Plan, a qualified plan, and The Gillette Company Supplemental Retirement Plan. Mr. Kilts’ benefit under the qualified plans is equal to 2% per year of service multiplied by his average final annual compensation.

Comparison of Five-Year Cumulative Total Return

      The following graph compares the five-year cumulative total return of the Company’s common stock as compared with the S&P 500 Stock Index, the Dow Jones Industrial Average Index, and a composite of the S&P Household Products Index, the S&P Paper Products Index, the S&P Personal Products Index, the S&P Health Care Index and the S&P Foods Index weighted based on the Company’s current fiscal year revenues.

	Dollar Value of $100 Investment at June 30

	2001	2002	2003	2004	2005	2006

P&G Common	$100.00	$143.72	$146.26	$181.99	$179.70	$193.29
Composite Group	$100.00	$114.45	$112.76	$145.37	$142.86	$162.47
S&P 500	$100.00	$82.02	$82.23	$97.93	$104.12	$113.10
DJIA	$100.00	$80.97	$77.83	$101.47	$106.09	$124.99

The graph assumes a $100 investment made on July 1, 2001 and the reinvestment of all dividends.

Security Ownership of Management and Certain Beneficial Owners
      The following tables give information concerning the ownership of the Company’s Common and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each named executive officer, all Directors and executive officers as a group, and the owners of more than five percent of the outstanding Series A and B ESOP Convertible Class A Preferred Stock, on August 11, 2006:
COMMON STOCK
(Number of shares/options)

	Amount and Nature of Beneficial Ownership

	Direct(1) and			Trusteeships		Percent		Restricted
	Profit Sharing	Right to		and Family		of		Stock
Owner	Plan(2)	Acquire(3)		Holdings(4)	Total	Class		Units(5)

Susan E. Arnold	47,222.2	432,942		20	480,184		(6)	47,954
Norman R. Augustine	44,780.1	24,772		—	69,552		(6)	6,303
Bruce L. Byrnes	396,889.3	1,064,122		—	1,461,011		(6)	92,771
Scott D. Cook	7,081.1	10,674		32,440	50,195		(6)	6,303
Clayton C. Daley, Jr.	116,016.1	712,656		5,913	834,585		(6)	76,547
Joseph T. Gorman	40,436.6	24,772		4,239	69,447		(6)	6,303
James M. Kilts(7)	10,660.3	6,940,902	(8)	64,522	7,016,084		(6)	0
A. G. Lafley	228,700.8	2,487,912		6,873	2,723,486		(6)	632,451
Charles R. Lee	52,232.1	24,772		—	77,004		(6)	6,303
Lynn M. Martin	11,451.1	24,772		—	36,223		(6)	6,303
Robert A. McDonald	72,788.0	613,322		—	686,110		(6)	54,122
W. James McNerney, Jr.	5,896.1	0		—	5,896		(6)	6,303
Johnathan A. Rodgers	7,448.1	6,664		—	14,112		(6)	6,303
John F. Smith, Jr.	49,972.5	8,922		—	58,894		(6)	6,303
Ralph Snyderman	22,823.1	24,772		—	47,595		(6)	6,303
Margaret C. Whitman	2,860.1	0		8,200	11,060		(6)	6,303
Ernesto Zedillo	2,470.2	6,664		—	9,134		(6)	6,303

27 Directors and executive officers, as a group	1,703,721.5	15,881,667		291,582.6	17,876,971.1			1,406,386.0

(1)	Includes unrestricted common stock over which each Director or executive officer has sole voting and investment power and restricted common stock over which they have voting power but no investment power (until restrictions lapse).

(2)	Common stock allocated to personal accounts of executive officers under the Retirement Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(3)	Amounts reflect vested stock options and stock options that will vest within 60 days of the record date (August 11, 2006). If shares are acquired, the Director or executive officer would have sole discretion as to voting and investment.

(4)	The individuals involved share voting and/or investment powers with other persons.

(5)	Restricted stock units represent the right to receive unrestricted shares of common stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. Restricted stock units are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the restrictions lapse.

(6)	Less than .221% for any one Director or named executive officer.

(7)	In addition to the holdings shown in the table, Mr. Kilts is credited with 9,310.9 units of P&G common stock under The Gillette Company Supplemental Savings Plan. Mr. Kilts has no voting power over such units; however, these units are included in this footnote because they represent an additional financial interest that is subject to the same market risk as the Company’s common stock.

(8)	In addition to the amounts shown in this column, Mr. Kilts also holds 520,000 additional options that vest upon his retirement from the Company. Mr. Kilts has announced his intention to retire from the Company effective October 1, 2006.

SERIES A ESOP CONVERTIBLE CLASS A PREFERRED STOCK
(Number of shares)

	Amount and Nature of
	Beneficial Ownership

	Profit		Percent
	Sharing		of
Owner	Plan(1)	Trusteeships	Series

Susan E. Arnold	10,688.1	—		(2)

Norman R. Augustine	0.0	—	—

Bruce L. Byrnes	20,080.4	—		(2)

Scott D. Cook	0.0	—	—

Clayton C. Daley, Jr.	15,518.9	—		(2)

Joseph T. Gorman	0.0	—	—

James M. Kilts	0.0	—	—

A. G. Lafley	16,059.2	—		(2)

Charles R. Lee	0.0	—	—

Lynn M. Martin	0.0	—	—

Robert A. McDonald	11,673.4	—		(2)

W. James McNerney, Jr.	0.0	—	—

Johnathan A. Rodgers	0.0	—	—

John F. Smith, Jr.	0.0	—	—

Ralph Snyderman	0.0	—	—

Margaret C. Whitman	0.0	—	—

Ernesto Zedillo	0.0	—	—

27 Directors and executive officers, as a group	171,880.9		0.211%

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, P.O. Box 599, Cincinnati, Ohio 45201-0599 (G. V. Dirvin, S. P. Donovan, Jr., and E.H. Eaton, Jr., Trustees)	—	23,125,337.8 (3)	27.40%

(1)	Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(2)	Less than .024% for any one Director or named executive officer; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares.

(3)	Unallocated shares. The voting of these shares is governed by the terms of the Plan, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the Plan, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

SERIES B ESOP CONVERTIBLE CLASS A PREFERRED STOCK
(Number of shares)

	Amount and Nature of
	Beneficial Ownership

	Profit		Percent
	Sharing		of
Owner	Plan(1)	Trusteeships	Series

Susan E. Arnold	0.0	—	—

Norman R. Augustine	0.0	—	—

Bruce L. Byrnes	395.1	—		(2)

Scott D. Cook	0.0	—	—

Clayton C. Daley, Jr.	0.0	—	—

Joseph T. Gorman	0.0	—	—

James M. Kilts	0.0	—	—

A. G. Lafley	524.8	—		(2)

Charles R. Lee	0.0	—	—

Lynn M. Martin	0.0	—	—

Robert A. McDonald	0.0	—	—

W. James McNerney, Jr.	0.0	—	—

Johnathan A. Rodgers	0.0	—	—

John F. Smith, Jr.	0.0	—	—

Ralph Snyderman	0.0	—	—

Margaret C. Whitman	0.0	—	—

Ernesto Zedillo	0.0	—	—

27 Directors and executive officers, as a group	3,137.2		.0047%

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, P.O. Box 599, Cincinnati, Ohio 45201-0599 (G. V. Dirvin, S. P. Donovan, Jr., and E. H. Eaton, Jr., Trustees)	—	45,731,277.8 (3)	67.92%

(1)	Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(2)	Less than .0010% for any one Director or named executive officer.

(3)	Unallocated shares. The voting of these shares is governed by the terms of the Plan, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the Plan, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.
Section 16(a) Beneficial Ownership Reporting Compliance
      Ownership of and transactions in Company stock by executive officers and Directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act. As a practical matter, the Company assists its Directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

      On the date indicated, each of the following Directors and/or executive officers filed a corrective form due to an inadvertent failure by the Company to timely file a required report: R. Kerry Clark, September 19, 2005; Robert A. McDonald, February 28, 2006; James J. Johnson, March 15, 2006; Norman R. Augustine, March 16, 2006; G. Gilbert Cloyd, July 7, 2006; John F. Smith, Jr., July 7, 2006; and James M. Kilts, July 7, 2006.

Employment Contracts and Termination of Employment Arrangements

Employment Agreement with Mr. Kilts

      In connection with the merger between the Company and The Gillette Company, on January 27, 2005, at the request of the Company, Gillette and Mr. Kilts entered into an amendment to his then-existing employment agreement with Gillette. Pursuant to this amendment, Mr. Kilts agreed to one year of employment with the combined company following consummation of the merger (which occurred on October 1, 2005), in the position of Vice Chairman of the Board of Procter & Gamble. Mr. Kilts also agreed that, from the date of the merger agreement until eighteen months after consummation of the merger, he would not sell any shares of Gillette or Procter & Gamble common stock, exercise any Gillette stock options, or exercise any Procter & Gamble stock options into which his Gillette stock options were converted in connection with the merger. In addition, Mr. Kilts agreed to a three-year non-competition covenant following termination of employment and agreed that the non-competition covenant would apply to a specified list of competitors.

      In consideration for Mr. Kilts agreeing to the foregoing, pursuant to the terms of the amendment, on October 6, 2005, the Company granted Mr. Kilts options to purchase 1,000,000 shares of Procter & Gamble common stock, half of which will vest after October 6, 2006 and the other half of which will vest after October 6, 2007. On the last day of Mr. Kilts’ one-year post-merger employment period, Procter & Gamble will also grant Mr. Kilts 150,000 restricted shares of Procter & Gamble common stock which will vest at the end of his three-year non-competition period if Mr. Kilts has complied with the terms of his non-competition covenant. During his one year of employment, Mr. Kilts is entitled to receive an annual base salary of $1,545,000 with an annual target bonus opportunity of $1,545,000. The actual amount of this bonus is determined based on the same performance criteria that apply to the determination of the annual bonus of Procter & Gamble’s Chief Executive during the same period. Mr. Kilts is also entitled to participate on a pro-rata basis for his one-year employment period in Procter & Gamble’s three-year long-term Business Growth Program incentive plan on the same terms as Procter & Gamble’s Chief Executive, which provides Mr. Kilts with a target payout of two times his annual base salary (i.e., $3,090,000). The actual amount of Mr. Kilts’ fiscal year 2005-06 awards are shown in the Summary Compensation Table on page 23 of this proxy statement. Other provisions of his employment agreement that existed prior to the amendment continue to apply, including the requirement that he use corporate aircraft for travel, reimbursement for commuting expenses, financial counseling, home security, and Company-provided housing in the Boston area. In addition, following the termination of his one-year employment agreement with Procter & Gamble as described above, Mr. Kilts is entitled to continue to receive, for three years, certain benefits in which he was participating immediately prior to the merger (consisting of life insurance, financial counseling and home security) and is also entitled to receive outplacement services. Mr. Kilts is also entitled to receive gross-up payments for any excise tax due under his employment agreement, as well as use of an office until age 65.

      In the event that prior to the end of the one-year employment period, Mr. Kilts terminates his employment with Procter & Gamble for good reason, or Procter & Gamble terminates his employment without cause, in each case as defined in the amended employment agreement, Mr. Kilts will be entitled to receive payment of his unpaid base salary for the balance of the one-year employment period payable in a lump sum following such termination and his annual bonus and incentive plan payments for the one-year employment period, payable at the time such payments would have been made absent any such termination. Except as described above, Mr. Kilts is not entitled to any other severance payments or benefits from the Company.

Transactions with Executive Officers, Directors and Others

      In the normal course of business, the Company and its subsidiaries had transactions with other corporations where certain Directors or nominees for Director are or were executive officers. None of the aforementioned matters was material in amount as to the Company, its subsidiaries or the corporations, and the Company and its subsidiaries had no transactions in which any Director, nominee for Director or any member of the immediate family of any Director or nominee for Director had a material direct or indirect interest reportable under applicable SEC rules. Mr. Rodgers is the President and CEO of TV One, a cable television network. During the fiscal year ended June 30, 2006, the Company paid to TV One approximately $1,029,374 for commercial advertising time. The Company has not decided the exact amount of future purchases.

Report of the Audit Committee

      Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the New York Stock Exchange listing rules and the Company’s own Independence Guidelines. Each member of the Committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. The Board of Directors has determined that John F. Smith, Jr. and Charles R. Lee meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate. The Committee’s work is guided by a Board-approved Charter, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors and is attached to this proxy statement as Exhibit B.

      The Committee reviews and oversees the Company’s financial reporting process on behalf of the Board. Management has the Company’s primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP, the Audit Committee appointed independent registered public accounting firm for fiscal year ended June 30, 2006, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, Deloitte & Touche LLP will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.

      In this context, the Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the year ended June 30, 2006, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Committee met eight times (including telephone meetings to discuss quarterly results) during the fiscal year ended June 30, 2006. The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented. In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between Deloitte & Touche LLP and management. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees” and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending and it seeks to limit this spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on financial statement review and evaluation.
      Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended June 30, 2006 be included in our Annual Report on Form 10-K for 2006 and selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year ending June 30, 2007. This report is provided by the following independent Directors, who constitute the Committee:

John F. Smith, Jr. (Chairman)
Charles R. Lee
W. James McNerney, Jr.
Ralph Snyderman
Fees Paid to the Independent Registered Public Accounting Firm
      The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2006. Pursuant to rules of the SEC, the fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”), are disclosed in the table below:
Fees Paid to Deloitte
(Shown in thousands)

	FY 2004-05		FY 2005-06

Audit Fees	$27,223	(1)	$33,770
Audit-Related Fees	2,101		2,646
Tax Fees	3,581		2,540

Subtotal	32,905		38,956
All Other Fees	9,634		6,782

Deloitte Total Fees	$42,539		$45,738

(1)	The actual amount paid in fiscal year 2004-05 is different than the amount included in last year’s proxy statement due to the impact of foreign exchange at the time the actual bills were paid and variations in the timing of billing cycles.
Services Provided by Deloitte
      All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte as described in Exhibit C to this proxy statement. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

1)	Audit Fees – These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)	Audit-Related Fees – These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

3)	Tax Fees – These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit Related” items.

4)	All Other Fees – These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover various local engagements that are permissible under applicable laws and regulations including tax filings for individual employees included in the Company expatriate program.

      These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit service to P&G and its affiliates is compatible with Deloitte’s independence.

PROPOSAL TO RATIFY APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for fiscal year ending June 30, 2007. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended June 30, 2006.

      Deloitte & Touche LLP representatives are expected to attend the 2006 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

      We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent auditor. Although ratification is not required by the Company’s Code of Regulations, the Board of Directors’ By Laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR the following proposal:

      RESOLVED, That action by the Audit Committee appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2007 is hereby ratified, confirmed and approved.

PROPOSAL TO AMEND THE COMPANY’S CODE OF REGULATIONS TO DECREASE THE

AUTHORIZED NUMBER OF DIRECTORS ON THE BOARD

      The following proposal will be presented for action at the annual meeting by direction of the Board of Directors:

RESOLVED, That Article III, Section 1 of the Company’s Code of Regulations be amended to read as set forth in Exhibit D to this proxy statement so that the number of persons authorized to compose the Board of Directors shall be fixed at 13 and that the Directors may increase the number to not more than 15 and may decrease the number to not less than 10.

      The Board of Directors recommends a vote FOR this resolution for the following reasons:

Background

      The Company’s current Code of Regulations provide that the Board of Directors shall be fixed at 17 persons (the “fixed number”) and authorizes the Directors to increase the number of Directors to not more than 19 and decrease the number of Directors to not fewer than 15 (the “authorized range”). The action described above would change the Company’s Code of Regulations to decrease the fixed number of persons on the Board of Directors to 13 and decrease the authorized range of Directors to not more than 15 and not less than 10.

      This resolution requires the affirmative vote of a majority of the Company’s issued and outstanding shares. Accordingly, abstentions and broker non-votes will have the same effect as votes against this proposal. If this action is not approved, the current fixed number and authorized range will remain unchanged. If this action is approved, the Company’s Code of Regulations will be amended to provide for the decrease in the fixed number and authorized range of Directors.

Board Position

      The Board supports this proposed change to the Company’s Code of Regulations to decrease the fixed number of Directors on the Board and to decrease the authorized range for the number of Directors. The Board believes a smaller board size is more manageable and contributes to better discussion and deliberation among the Directors, which is in the best interest of the Company and its shareholders. The Board believes that this reduction will result in a more optimal range of size and will also bring the Board size in line with our U.S. peer group of companies. Accordingly, the Board supports this change and recommends a vote FOR this resolution.

PROPOSAL TO REAPPROVE AND AMEND THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE PROCTER & GAMBLE 2001 STOCK AND INCENTIVE COMPENSATION PLAN

      The following proposal will be presented for action at the annual meeting by direction of the Board of Directors:

      The Company established The Procter & Gamble 2001 Stock and Incentive Compensation Plan (the “Plan”) effective as of October 9, 2001, after approval by its shareholders at the 2001 annual meeting.

      The Plan provides the Compensation & Leadership Development Committee of the Company’s Board of Directors with the discretion to establish performance goals consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and authorizes the granting of cash, stock options, stock appreciation rights, unrestricted and restricted stock, restricted stock units, or other awards that are related to the price of common stock, other property, or any combination thereof to employees upon achievement of such established performance goals.

      The regulations promulgated under Section 162(m) of the Code require the Company to seek reapproval of the performance criteria used to establish the aforementioned performance goals every five years, in order to continue to fully deduct for federal income tax purposes performance-based compensation paid under the Plan to its five most highly compensated officers.

      The Plan currently stipulates that performance objectives may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total shareholder return, gross margin, and/or costs.

      The Company now desires to amend the Plan to incorporate the following additional performance criteria: stock price growth measures, operating total shareholder return, net earnings or net income (before or after taxes), return on assets or capital, earnings (before or after interest, taxes, depreciation and/or amortization), operating margin, acquisition integration metrics, and economic value added.

      SHAREHOLDERS ARE NOT BEING ASKED TO APPROVE ANY ADDITIONAL SHARES FOR ISSUANCE UNDER THE PLAN OR TO OTHERWISE MODIFY THE TERMS OF THE PLAN. PREVIOUSLY ISSUED SHARES WILL NOT BE AFFECTED BY THE PROPOSED CHANGES.

      Shareholder approval is required for both the reapproval of the existing performance criteria as currently set forth in the Plan and the concurrent amendment to incorporate select additional performance criteria to the Plan as set forth above in order to comply with the regulatory requirements of Section 162(m) of the Code. The resolution which will be introduced at the annual meeting seeking this reapproval and amendment of the Plan is as follows:

      RESOLVED, that Paragraph 2(a) of Article J of the Plan shall be amended to read as shown in Exhibit E to this proxy statement and that the performance criteria in such paragraph, as amended, are approved in their entirety.

      The Board of Directors recommends a vote FOR this resolution for the following reasons:

Background

      Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of executive compensation paid to the Company’s covered executive officers to $1,000,000 per year, but contains an exception for certain performance-based compensation. Regulations promulgated under Section 162(m) of the Code provide that, in order for the Company to continue to fully deduct for federal income tax purposes performance-based compensation paid under the Plan to its five most highly compensated officers, the Company must seek reapproval of the Plan’s performance criteria every five years.

      As part of the Committee’s general policy to preserve the deductibility of most compensation paid to the Company’s five most highly compensated executives (“Covered Executives”), and in order to enable it to continue this practice, the Board is asking shareholders to reapprove the existing performance criteria as currently set forth in the Plan and to concurrently approve an amendment to the Plan that incorporates additional performance objectives that are available to the Committee for use as performance criteria in establishing applicable performance goals with respect to the granting of performance-based awards under the Plan. Shareholders are not being asked to approve any additional shares for issuance under the Plan and other than as set forth above, the reapproval of the existing performance criteria and the amendment will have no other impact on the existing terms and conditions of the Plan as it exists prior to this amendment. Previously issued shares will not be affected by the proposed changes.

      The affirmative vote of a majority of shares participating in the voting is required for adoption. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect. If this action is not approved, the current performance criteria will remain as it exists in the Plan today and some of the compensation paid to the Company’s Covered Executives may not be deductible, resulting in additional costs to the Company. If this action is approved, the performance criteria in the Plan will be reapproved and amended as shown in Exhibit E and will provide for continued deductibility of certain compensation paid to the Company’s Covered Executives.

Board Position

      The Board supports this effort to enhance the ability of the Compensation & Leadership Development Committee of the Board (the “Committee”) to better identify appropriate performance objectives for use in setting performance goals with respect to performance-based compensation. The amendment to the Plan will increase the number and combination of performance criteria available for use by the Committee, which provides the Committee with greater flexibility in establishing, prior to any specified Performance Period, the goals against which it will measure and evaluate the performance of its key managers. The approval of the amended Plan allows the Company to preserve the deductibility of certain compensation paid to its Covered Executives, thereby avoiding costs, which is in the best interest of the Company and its shareholders.

      For all of these reasons, the Board of Directors recommends a vote FOR this resolution.

Summary Description of the Plan

      The remainder of this proposal sets forth a summary of the terms of the Plan as it exists today. These terms will not change as a result of this proposal. This summary is qualified in its entirety by reference to the text of the Plan, which is attached as Exhibit F to this proxy statement.

      Purpose. The purposes of the Plan are to strengthen the alignment of interests between those employees of the Company who are largely responsible for the success of the business and the Company’s shareholders through ownership behavior and the increased ownership of shares of the Company’s common stock, and to encourage participants to remain in the employ of the Company. This is accomplished through the granting of stock options, stock appreciation rights, restricted and unrestricted stock, restricted stock units, or other performance-related awards.

      Administration. The Committee, or such other Board committee as the Board may designate, administers the Plan.

      Participation. Any key employee of the Company and its subsidiaries considered by the Committee to demonstrate a capacity for contributing in a substantial way to the success of these companies is eligible to receive a grant under the Plan. The Committee makes the determination of the persons to receive grants, the terms, the form and level of grants.

      Approximately 4,900 employees of the Company and its subsidiaries currently participate. However, because the Plan provides for Committee discretion in selecting participants and in making awards, neither (i) the total number of persons who will participate and the respective benefits to be accorded to them, nor (ii) the total number of persons who would have participated had the proposed performance criteria been in effect for the last fiscal year and the benefits such persons would have received, can be determined at this time.

      Limitation on Number of Shares Available Under the Plan. The number of shares of Company common stock that may be issued under the Plan shall be the sum of:

•	190,000,000 shares, plus

•	The number of authorized shares remaining available under the 1992 Stock Plan (the “1992 Plan”);

•	Any shares awarded under the Plan or the 1992 Plan that are subsequently forfeited;

•	Any shares tendered to the Company by a recipient in payment of all or a part of the exercise price of a stock option awarded under the Plan or the 1992 Plan; and

•	Any shares tendered or withheld from a recipient in satisfaction of withholding tax obligations with respect to a stock option awarded under the Plan or the 1992 Plan.

      This number will be adjusted for any stock split, spin-off, stock dividend, merger, and similar events. The shares may consist of newly issued, Treasury, or common stock reacquired by the Company or a subsidiary. No more than 15 percent of the authorized shares may be awarded as restricted or unrestricted stock.

      Description of Awards Under the Plan. The Committee may award to eligible employees incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted and unrestricted stock, restricted stock units, and performance awards.

      Stock Options and SARs. The Committee has discretion to award ISOs, which are intended to comply with Section 422 of the Internal Revenue Code (the “Code”), NQSOs, which are not intended to comply with Section 422 of the Code, and SARs. No person may be granted, in any period of one calendar year, stock options or SARs for more than 2,000,000 shares.

      The exercise price of any stock option or SAR shall be established by the Committee at their time of grant and cannot be less than the fair market value of the corresponding number of shares as of the date of grant.

      Stock options granted to participants under the Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no stock option will be exercisable later than ten years from the date of grant. Each stock option award agreement will set forth the extent to which the participant will have the right to exercise the stock option following termination of the participant’s employment with the Company. Subject to the specific terms of the Plan, the termination provisions are determined within the discretion of the Committee, may differ among participants, and may reflect distinctions based on the reasons for termination of employment. Additionally, the Committee has discretion to set such additional terms and conditions on stock option grants as it deems appropriate.

      No stock option may be repriced by amendment, substitution, or cancellation and re-grant, unless authorized by the shareholders. Adjustments pursuant to stock splits and other events that adjust the number of shares subject to the Plan, as explained above, will not be considered repricing.

      The form of payment of a SAR is determined by the Committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. Upon exercise of the SAR, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the exercise price, multiplied by the number of shares of stock covered by the SAR.

      Restricted and Unrestricted Stock and Restricted Stock Units. The Committee is also authorized to award shares of restricted and unrestricted common stock under the Plan upon such terms and conditions as it shall establish. The award agreement will specify the period(s) of restriction (if any), the number of shares of restricted and unrestricted common stock, and such other provisions as the Committee shall determine and/or restrictions under applicable federal or state securities laws. Although recipients may have the right to vote their restricted shares from the date of grant, they do not have the right to sell or otherwise transfer the shares during any applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. Participants holding restricted stock may also receive dividends on their shares of restricted stock and the Committee, in its discretion, will determine how such dividends on restricted shares are to be paid.

      The Committee is also authorized to award restricted stock units under the Plan upon such terms and conditions as it shall establish. Restricted stock units are similar to restricted stock and are subject to the same provisions listed above with respect to restricted stock, except that no shares are actually awarded to the participant on the date of grant, and participants holding restricted stock units have no voting rights with respect to such units.

      Each award agreement for restricted stock or restricted stock units sets forth the extent to which the participant has the right to retain the restricted stock or restricted stock units following termination of the participant’s employment with the Company. These provisions are determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued or restricted stock units granted pursuant to the Plan, and may reflect distinctions based on reasons for termination of employment.

      Performance Awards. The Committee also has discretion to award performance awards under the Plan upon such terms and conditions as it shall establish (“Performance Awards”). The Committee, in its discretion, shall determine the participants eligible for the Performance Awards, the performance goals to be achieved during the specified time period for such goals, the amount of any Performance Awards to be paid and the method of payment for any such award. Performance Awards may be granted either alone or in addition to other grants made under the Plan. For Performance Awards made to the Chief Executive and the Company’s other four highest paid executive officers as of the last day of the taxable year, each grant shall specify the specific performance objectives which, if achieved, will result in payment or early payment of the Performance Award. Performance objectives may consist of one or more or any combination of performance criteria as listed in the Plan. In addition, each grant shall specify the minimum level of achievement required by the participant relative to the performance objectives to qualify for a Performance Award. No person may be granted, in any one-year performance period, a performance award that exceeds $20,000,000 or 800,000 shares.

      Other Stock-Price-Based Awards. The Committee also has discretion to award other stock-price-based awards under the Plan upon such terms and conditions as it shall establish. Each stock-price-based award shall have a value as may be determined by the Committee.

      Additional Information. The Committee may, from time to time, suspend, terminate, revise, or amend the Plan or terms of any grant except that, without the approval of shareholders, no such revision or amendment may change the number of shares covered by or specified in the Plan, change the restrictions described above, expand those eligible for grants under the Plan, or increase the percentage of shares authorized to be transferred as restricted or unrestricted stock.

      In the event of a change in control of the Company, stock options and SARs granted under the Plan shall vest immediately and any conditions or restrictions on shares of common stock granted under the Plan shall lapse.

Federal Income Tax Consequences.

      Stock Options. With respect to options which qualify as ISOs, a Plan participant does not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the “holding periods”), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (i) the fair market value of the shares on the date of option exercise, or (ii) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price. The Company receives no tax deduction for compensation expense with respect to ISOs unless the holding period requirements are not fulfilled by the participant.

      With respect to NQSOs, the participant does not recognize income upon grant of the option and, upon exercise, recognizes ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally recognizes capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition. The Company receives a tax deduction for compensation expense with respect to NQSOs upon the exercise of the option in an amount equal to the spread.

      SARs. The recipient of a grant of SARs does not realize taxable income and the Company is not entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient realizes ordinary income, and the Company is entitled to a corresponding deduction, equal to the amount of cash or stock received.

      Restricted Stock and Restricted Stock Units. A participant holding restricted stock, at the time the shares vest, realizes ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and the Company is entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period are generally ordinary income to the participant and deductible as such by the Company.

      Alternatively, an employee may make an election under Section 83(b) of the Code to pay tax on the initial value of the restricted grant if he so elects within 30 days of the date of grant. This election can be made in order to take advantage of capital gain rates on any subsequent appreciation in lieu of ordinary income tax rates.

      In general, the Company receives an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under “Section 162(m).” To the extent a participant realizes capital gains, as described above, the Company is not entitled to any deduction for federal income tax purposes.

      A participant holding restricted stock units is not taxed until those units are actually paid out, at which time the participant realizes ordinary income in an amount equal to the fair market value of the units at the time of payout, and the Company is entitled to a corresponding deduction for federal income tax purposes. Dividend equivalents are accumulated as additional restricted stock units during the restriction period and so are treated as described above at the time of the payout.

      In general, the Company receives an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under “Section 162(m).”

      Performance Awards. The recipient of a grant of Performance Awards does not realize taxable income and the Company is not entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient realizes ordinary income and the Company is entitled to a corresponding deduction, equal to the amount of cash received or the value of any stock received.
      Stock-Price-Based Awards. The recipient of a grant of stock-price-based awards does not realize taxable income and the Company is not entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient realizes ordinary income and the Company is entitled to a corresponding deduction, equal to the amount of the value of any stock and any cash received.
      Section 162(m). Under Section 162(m) of the Code, compensation paid to certain executives (“Covered Employees,” defined above) in excess of $1 million for any taxable year is not deductible unless an exemption from such rule exists. Compensation paid by the Company in excess of $1 million for any taxable year to Covered Employees is generally deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by shareholders of the Company, and meets certain other requirements.
Equity Compensation Plan Information
      The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2006.

			Number of Securities
			Remaining Available for
	Number of Securities to		Future Issuance Under
	be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a))

	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	348,490,236	$43.85	117,913,936
Equity Compensation Plans Not Approved by Security Holders(2)	17,055,054	$41.88	5,117,192

Total	365,545,290	$43.76	123,031,128

(1)	Includes The 1968 Procter & Gamble Plan for the Use of Shares in Payment of Remuneration; The Procter & Gamble 1992 Stock Plan; The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan; The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan; The Gillette Company 1971 Stock Option Plan; and The Gillette Company 2004 Long-Term Incentive Plan.

(2)	Includes The Procter & Gamble 1992 Stock Plan (Belgian Version) and The Procter & Gamble Future Shares Plan. Details of these plans are discussed below.
     The Procter & Gamble 1992 Stock Plan (Belgian Version). No further grants can be made under this plan (the “Belgian Plan”), although unexercised stock options previously granted under this plan remain outstanding. The Belgian Plan was approved by the Company’s Board of Directors on February 14, 1997. Although this plan has not been submitted to shareholders for approval, it is nearly identical to The Procter & Gamble 1992 Stock Plan, approved by the Company’s shareholders on October 13, 1992, except for a few minor changes designed to comply with the Belgian tax laws.
      The Belgian Plan was designed to attract, retain and motivate key Belgian employees. Eligible participants were granted or offered the right to purchase stock options, may be granted stock appreciation rights and/or may be granted shares of the Company’s common stock. Except in the case of death of the recipient, all stock options and stock appreciation rights must vest in no less than one year from the date of grant and must expire no later than fifteen years from the date of grant. The exercise price for all stock options granted under the Belgian Plan is the average price of the Company’s stock on the date of grant. If a recipient of a grant leaves the Company while holding an unexercised option or right, any unexercisable portions immediately become void, except in the case of death, and any exercisable portions become void within one month of departure, except in the case of death or retirement. Any common stock awarded under the Belgian Plan may be subject to restrictions on sale or transfer while the recipient is employed, as the committee administering the plan may determine.

      The Procter & Gamble Future Shares Plan. On October 14, 1997, the Company’s Board of Directors approved The Procter & Gamble Future Shares Plan (the “Future Shares Plan”) pursuant to which options to purchase shares of the Company’s common stock may be granted to employees worldwide. The purpose of the Future Shares Plan is to advance the interests of the Company by giving substantially all employees a stake in the Company’s future growth and success and to strengthen the alignment of interests between employees and the Company’s shareholders through increased ownership of shares of the Company’s stock.

      Subject to adjustment for changes in the Company’s capitalization, the number of shares to be granted under the plan is not to exceed 17 million shares. Under the Future Shares Plan’s regulations, recipients are granted options to acquire 100 shares of the Company’s common stock at an exercise price equal to the average price of the Company’s common stock on the date of the grant. These options vest five years after the date of grant and expire ten years following the date of grant. If a recipient leaves the employ of the Company prior to the vesting date for a reason other than disability, retirement or special separation (as defined in the Future Shares Plan), then the award is forfeited. At the time of the first grant following Board approval of the Future Shares Plan, each employee of the Company not eligible for an award under the 1992 Stock Plan was granted options for 100 shares. From the date of this first grant through June 30, 2003, each new employee of the Company has also received options for 100 shares. Following the grant of options on June 30, 2003, the Company suspended this part of the plan and intends to make no further grants under this part of the Future Shares Plan.

      In addition to the grants above, annual grants of options for 100 shares are granted to approximately 3,000 employees who are not eligible for participation in the 2001 Stock and Incentive Compensation Plan in recognition of outstanding performance. The Company’s key managers are not eligible for such grants.

      Conclusion. If the shareholders approve this proposal, the existing performance criteria set forth in the Plan will be reapproved and the new performance criteria described above will be added. This will increase the number and combination of performance criteria available for use by the Committee in establishing the goals against which it will measure and evaluate the performance of its key managers. The approval of this proposal will allow the Company to preserve the deductibility of certain compensation paid to its Covered Executives. Shareholders are not being asked to approve any additional shares for issuance under the Plan or to otherwise modify the terms of the Plan. Previously issued shares will not be affected by the proposed changes.

      The Board of Directors recommends a vote FOR this resolution.

Shareholder Proposal

      Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, owner of 800 shares of common stock of the Company, has given notice that she intends to present for action at the annual meeting the following resolution:

RESOLVED: “That the Board of Directors take the necessary steps so that NO future NEW stock options are awarded to ANYONE, nor that any current stock options are repriced or renewed (unless there was a contract to do so on some).”

REASONS: “Stock option awards have gone out of hand in recent years, and some analysts MIGHT inflate earnings estimates, because earnings affect stock prices and stock options.”

There are other ways to “reward” executives and other employees, including giving them actual STOCK instead of options.

Recent scandals involving CERTAIN financial institutions have pointed out how analysts CAN manipulate earnings estimates and stock prices.

      “If you AGREE, please vote YOUR proxy FOR this resolution.”

      The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

      The award of stock options to key managers of the Company is a critical component of the Company’s long-term incentive compensation. The value of stock options is based on the Company’s long-term success. Stock options only benefit the recipient if the stock price increases over time — a result that also benefits the Company’s shareholders. The Company’s well-controlled, competitively benchmarked, and appropriately sized stock option grants tightly align the interests of management and shareholders.

      The Company’s key managers are awarded stock options under plans that were approved by shareholders and provide strong protections against abuse. Specifically, these plans:

•	prohibit the granting of stock options priced at less than the fair market value of the stock on the date of grant;

•	prohibit the reduction of the exercise price of outstanding stock options;

•	prohibit the cancellation and replacement of any stock option with awards having a lower exercise price; and

•	prohibit the re-pricing of stock options that have little or no value.

      Any changes to these practices would require shareholder approval. Moreover, option grant dates are set by the Compensation & Leadership Development Committee well in advance and are not affected by changes in the stock price or subsequent business developments.

      In awarding stock options, the Company is focused on competitive pay while recognizing individuals for their contributions to the success of the Company. Annually, the Company benchmarks various aspects of its executive compensation, including stock option grants, against a set of peer group companies to ensure that our grants are targeted to the median competitive values of comparable positions at the benchmarked companies.

      It is in the best interest of our shareholders to provide compensation in forms that motivate our key managers and assure competitive compensation programs. Stock options encourage our key managers to act as owners of the business and focus them on the longer-term performance of the Company, which helps to further align their interests with those of shareholders. Stock options only benefit the grant recipient if the stock price increases over time — a result that also benefits shareholders. The elimination of these competitively benchmarked and shareholder-approved stock option plans would place the Company at a significant competitive disadvantage, and would impact our ability to attract, retain and motivate key managers who are critical to the long-term success of the Company.

      The elimination of stock option awards is not in the best interest of the Company or its shareholders. The Board recommends a vote AGAINST this proposal.

2007 Annual Meeting Date

      It is anticipated that the 2007 annual meeting of shareholders will be held on Tuesday, October 9, 2007. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on Tuesday, May 1, 2007. Any such proposals should be sent to The Procter & Gamble Company, c/o Secretary, One Procter & Gamble Plaza, Cincinnati, OH 45202-3315. If a shareholder notifies the Company after July 17, 2007 of an intent to present a proposal at the 2007 annual meeting of shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

Other Matters

      No action will be taken with regard to the minutes of the annual meeting of shareholders held October 11, 2005, unless they have been incorrectly recorded.

      The Board of Directors knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and in that connection will use their discretion.

Exhibit A

The Procter & Gamble Company Board of Directors

Guidelines for Determining the Independence
of Its Members

It is expected that Board members (in that role) will exercise diligently and in good faith their independent judgment in the best interests of the Company and its shareholders as a whole, notwithstanding their other activities or affiliations.

The Board has determined a majority of its members should be “independent,” meaning they are free of any material relationship with the Company or Company management. In furtherance of this goal, the Board has adopted the following guidelines for determining whether a member is “independent.”*

      1. Subject to Section 2, a Board member will NOT be independent if, within the past three (3) years:

(a) the Board member is employed by the Company or a member of his/her immediate family is an executive officer of the Company;

(b) the Board member receives or a member of his/her immediate family receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in any way on continued service;

(c) the Board member is affiliated with or employed by, or a member of his/her immediate family is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

(d) the Board member is employed, or a member of his/her immediate family is employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

(e) the Board member is an executive officer or employee or any member of his/her immediate family is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such company’s consolidated annual gross revenues;

(f) the Board member is an executive officer or employee, or any member of his/her immediate family is an executive officer, of a company which is indebted to the Company or to which the Company is indebted, and the total amount of the indebtedness exceeds the greater of $1,000,000 or 2% of the consolidated annual gross revenues of either company;

(g) the Board member or any member of his/her immediate family serves as an officer of a charitable or educational organization, and donations by the Company (excluding Company matches of charitable contributions made by employees or directors under the Company’s Matching Gifts Program) exceed the greater of $1,000,000 or 2% of the organization’s consolidated annual gross revenues.

      2. The Board will examine the independence of each of its members once per year, and more frequently when there are changed circumstances that may affect a Board member’s independence. The Board will weigh all relevant facts and circumstances in determining independence. If a Board member has a relationship that exceeds the thresholds described in Section 1 or another significant relationship with the Company or Company management, then the independent Board members will determine whether that Board member’s relationship affects his/her independence. Regardless of other circumstances, a Board member will not be independent if s/he does not meet

A-1

the independence standards adopted by the New York Stock Exchange, from time to time, or any applicable legal requirement.

      3. Independence determinations will be disclosed in the Company’s proxy statement.

For purposes of these guidelines, “members of his/her immediate family” and similar phrases will mean a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person’s home. “The Company” means The Procter & Gamble Company and all of its subsidiaries.

*	(Note that certain special independence requirements apply to members of the Company’s Audit Committee. These requirements are set forth in the “Committee Member Qualifications” section of the Board’s Committee Charters Appendix.)

A-2

Exhibit B

The Procter & Gamble Company Board of Directors

Audit Committee Charter

I.	The Committee’s Purpose. The Committee is appointed by the Board of Directors for the primary purposes of:

A.	Assisting the Board in its oversight of:

1.	the quality and integrity of the Company’s financial statements;

2.	the Company’s compliance with legal and regulatory requirements;

3.	the Company’s overall risk management profile;

4.	the independent auditor’s qualifications and independence; and

5.	the performance of the Company’s internal audit function and independent auditors.

B.	Preparing the annual Audit Committee Report to be included in the Company’s proxy statement.

II.	The Committee’s Duties and Responsibilities. Company management is responsible for preparing financial statements; the Committee’s primary responsibility is oversight. To carry out this responsibility, the Committee will undertake the following activities:

A.	General.

1.	To develop and maintain free and open means of communication with the Board, the Company’s independent auditors, the Company’s internal auditors, and the financial and general management of the Company;

2.	To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law;

3.	To maintain and update, as appropriate, this Charter, which will be published on the Company’s website and disclosed in the Company’s proxy at least once every three years as required by the SEC’s proxy rules; and

4.	To review with the Board any significant issues that arise with respect to the items listed in I.A.1 through I.A.5 above.

B.	The Company’s Financial Statements and Published Information.

1.	At least annually, to review:

a.	major issues regarding accounting principles and financial statement presentations including any significant changes in the Company’s selection or application of accounting principles, as well as the clarity and completeness of the Company’s financial statements and items that impact the representational faithfulness, verifiability and neutrality of accounting information;

b.	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

2.	To discuss the annual audited financial statements and quarterly financial statements (including matters outlined in SAS No. 61, Communications with Audit Committees) with Company management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings.

3.	To discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. These discussions need not occur in advance of each release or each provision of guidance.

C.	Performance and Independence of the Company’s Independent Auditors.

1.	At least annually, to obtain and review a written report by the independent auditors describing:

a.	the independent auditing firm’s internal quality control procedures;

b.	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm;

c.	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditing firm;

d.	any steps taken to deal with any issues raised in such internal quality control reviews, peer reviews, or governmental or professional authority inquiries or investigations; and

e.	all relationships between the independent auditor and the Company.

2.	To annually evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, taking into account the opinions of Company management and the Company’s internal auditors, and to report its conclusions to the Board.

3.	To assure regular rotation of the lead audit partner, as required by law.

4.	To periodically meet separately with independent auditors.

5.	To set clear hiring policies for employees or former employees of the independent auditors.

D.	The Review of Services and Audit by Independent Auditor.

1.	To appoint, retain (with subsequent submission to the Company’s shareholders for ratification), compensate, evaluate and terminate the Company’s independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (these responsibilities may not be delegated to Company management).

2.	At least annually, to pre-approve all audit and non-audit services to be provided to the Company by its independent auditors (this responsibility may not be delegated to Company management and, to the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee).

3.	To ensure that the Company’s independent auditors do not perform any non-audit services that are prohibited by law or regulation.

4.	To review the scope of the annual audit to be performed by the Company’s independent auditors.

5.	To review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Company management’s responses.

6.	To review the audit report and recommendations submitted by the Company’s independent auditors.

7.	To review the report required by Section 10A(k) of the Securities Exchange Act of 1934 from the independent auditor concerning:

a.	Critical accounting policies and practices to be used in the audit;

b.	Alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditor; and

c.	Other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

E.	The Performance of the Company’s Internal Audit Function.

1.	To periodically meet separately with internal auditors.

2.	To review and approve the annual internal audit plan.

3.	To receive and review summaries and reports from the internal auditor with respect to its review of the operations of the Company and the systems of internal controls and, where deemed appropriate, management’s responses thereto.

4.	To review the activities, organizational structure, staffing and qualifications of the internal audit function.

F.	Controls Within the Company.

1.	To periodically meet separately with Company management including senior finance and accounting management.

2.	To annually review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.	To review the results of the Company’s annual assessment relating to compliance with the Company’s Worldwide Business Conduct Manual.

4.	To receive quarterly a report from the Company’s Chief Executive and Chief Financial Officer describing:

a.	all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize, and report financial data; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5.	To establish procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

G.	Review of Risk Management.

         To discuss:

1.	guidelines and policies to govern risk assessment and risk management;

2.	the Company’s major risk exposures and the steps Company management has taken to monitor and control such exposures;

3.	To review the status of Corporate Security, the security for the Company’s electronic data processing information systems, and the general security of the Company’s people, assets and information systems;

4.	To review the status of the Company’s financial instruments; and

5.	To receive annual and as required reports from the Chief Legal Officer regarding legal, regulatory and intellectual property issues.

III.	Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

IV.	Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

V.	Audit Committee Financial Expert. At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an “audit committee financial expert” as defined by the Securities and Exchange Commission. The person with accounting or related financial management expertise and the “audit committee financial expert” can be one and the same.

INFORMATION CONCERNING COMMITTEE MEMBER QUALIFICATIONS, COMMITTEE MEMBER APPOINTMENT AND REMOVAL, COMMITTEE STRUCTURE AND OPERATIONS (INCLUDING AUTHORITY TO DELEGATE TO SUBCOMMITTEES), AND COMMITTEE REPORTING TO THE BOARD ARE ADDRESSED IN THE PROCTER & GAMBLE COMPANY BOARD OF DIRECTORS COMMITTEE CHARTERS APPENDIX.

Exhibit C

Guidelines of

The Procter & Gamble Company Audit Committee
For Pre-Approval Of Independent Auditor Services

The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the July-September quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by Committee at the September Audit Committee meeting.

The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, Company management will submit to the Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Vice President of Internal Controls will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

C-1

Exhibit D

Amendment to the Company’s Code of Regulations

      The Code of Regulations of the Company shall be amended as described below:

ARTICLE III

Board of Directors

      SECTION 1. Number. The Board of Directors shall be composed of ~~seventeen (17)~~ thirteen (13) persons unless this number is changed by: (1) the shareholders by the affirmative vote of the holders of shares of the Company entitling them to exercise at least eighty percent (80%) of the voting power of the Company voting as a single class at a meeting of shareholders called for the purpose of electing Directors or (2) the affirmative vote of at least two-thirds (2/3) of the whole authorized number of Directors. The Directors may increase the number to not more than ~~nineteen (19)~~ fifteen (15) persons and may decrease the number to not less than ~~fifteen (15)~~ ten (10) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

Note: New language is indicated by underlining. Language to be deleted is lined out.

D-1

Exhibit E

Amendment to The Procter & Gamble Company 2001

Stock and Incentive Compensation Plan

ARTICLE J — Performance Related Awards

2. Notwithstanding the foregoing, any Performance Awards granted to the Chief Executive and the Company’s other four highest paid executive officers (as reported in the Company’s proxy statement pursuant to Regulation S-K, Item 402(a)(3)) under Article J, Paragraph 1 shall comply with all of the following requirements:

      (a) Each grant shall specify the specific performance objectives (the “Performance Objectives”) which, if achieved, will result in payment or early payment of the Performance Award. The Performance Objectives may be described in terms of Company-wide objectives that are related to the individual Participant or objectives that are related to a subsidiary, division, department, region, function, or business unit of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: Stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total shareholder return, gross margin, stock price growth measures, operating total shareholder return, net earnings or net income (before or after taxes), return on assets or capital, earnings (before or after interest, taxes, depreciation and/or amortization), operating margin, acquisition integration metrics, economic value added, and/or costs. The Performance Objectives may be made relative to the performance of other corporations. The Committee, in its discretion, may change or modify these criteria; however, at all times the criterion must be valid performance criterion for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may not change the criteria or Performance Objectives for any Performance Period that has already been approved by the Committee. The Committee may cancel a Performance Period or replace a Performance Period with a new Performance Period, provided that any such cancellation or replacement shall not cause the Performance Award to fail to meet the requirements of Section 162(m) of the Code.

Note: New language is indicated by underlining.

E-1

Exhibit F

The Procter & Gamble 2001

Stock and Incentive Compensation Plan
(as adjusted for stock split on May 21, 2004 and amended on February 14, 2006)

ARTICLE A — Purpose.

      The purposes of The Procter & Gamble 2001 Stock and Incentive Compensation Plan (the “Plan”) are to strengthen the alignment of interests between those employees of The Procter & Gamble Company (the “Company”) and its subsidiaries who are largely responsible for the success of the business (the “Participants”) and the Company’s shareholders through ownership behavior and the increased ownership of shares of the Company’s common stock (the “Common Stock”), and to encourage the Participants to remain in the employ of the Company and its subsidiaries. This will be accomplished through the granting of options to purchase shares of Common Stock, the granting of performance related awards, the payment of a portion of the Participants’ remuneration in shares of Common Stock, the granting of deferred awards related to the increase in the price of Common Stock, and the granting of restricted stock units (“RSUs”) or other awards that are related to the price of Common Stock.

ARTICLE B — Administration.

      1. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), or such other committee as may be designated by the Board. The Committee shall consist of not fewer than three (3) members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor rule or definition adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board. The Committee may establish such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable for the administration and operation of the Plan, and may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. The Committee shall report to the Board on the administration of the Plan not less than once each year.

      2. Subject to the express provisions of the Plan, the Committee shall have authority: to grant nonstatutory and incentive stock options; to grant stock appreciation rights either freestanding or in tandem with simultaneously granted stock options; to grant Performance Awards (as defined in Article J); to award a portion of a Participant’s remuneration in shares of Common Stock subject to such conditions or restrictions, if any, as the Committee may determine; to award RSUs or other awards that are related to the price of Common Stock; to determine all the terms and provisions of the respective stock option, stock appreciation right, stock award, RSU, or other award agreements including setting the dates when each stock option or stock appreciation right or part thereof may be exercised and determining the conditions and restrictions, if any, of any shares of Common Stock acquired through the exercise of any stock option; to provide for special terms for any stock options, stock appreciation rights, stock awards, RSUs or other awards granted to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America in order to fairly accommodate for differences in local law, tax policy or custom and to approve such supplements to or amendments, restatements or alternative versions of the Plan as the Committee may consider necessary or appropriate for such purposes (without affecting the terms of the Plan for any other purpose); and to make all other determinations it deems necessary or advisable for administering the Plan. In addition, at the time of grant the Committee shall have the further authority to:

(a)	waive the provisions of Article F, Paragraph 1(a);

(b)	waive the provisions of Article F, Paragraph 1(b);

(c)	waive the provisions of Article G, Paragraph 4(a), 4(b) and 4(c); and

(d)	impose conditions in lieu of those set forth in Article G, Paragraphs 4 through 7, for nonstatutory stock options, stock appreciation rights, stock awards, RSUs, or Performance Awards which do not increase or extend the rights of the Participant.

ARTICLE C — Participation.

      The Committee shall select as Participants those employees of the Company and its subsidiaries who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of such companies.

ARTICLE D — Limitation on Number of Shares Available Under the Plan.

      1. Unless otherwise authorized by the shareholders and subject to Paragraph 2 of this Article D, the maximum aggregate number of shares available for award under the Plan shall be one hundred ninety million (190,000,000) shares. Any of the authorized shares may be used for any of the types of awards described in the Plan, except that no more than fifteen percent (15%) of the authorized shares may be awarded as restricted or unrestricted stock.

      2. In addition to the shares authorized for award by Paragraph 1 of this Article, the following shares may be awarded under the Plan:

(a)	shares that were authorized to be awarded under The Procter & Gamble 1992 Stock Plan (the “1992 Plan”), but that were not awarded under the 1992 Plan;

(b)	shares awarded under the Plan or the 1992 Plan that are subsequently forfeited in accordance with the Plan or the 1992 Plan, respectively;

(c)	shares tendered by a Participant in payment of all or part of the exercise price of a stock option awarded under the Plan or the 1992 Plan;

(d)	shares tendered by or withheld from a Participant in satisfaction of withholding tax obligations with respect to a stock option awarded under the Plan or the 1992 Plan.

ARTICLE E — Shares Subject to Use Under the Plan.

      1. The shares to be delivered by the Company upon exercise of stock options or stock appreciation rights shall be determined by the Board and may consist, in whole or in part, of authorized but unissued shares or treasury shares. In the case of redemption of stock appreciation rights by one of the Company’s subsidiaries, such shares shall be shares acquired by that subsidiary.

      2. For purposes of the Plan, restricted or unrestricted stock awarded or issued following redemption of RSUs under the terms of the Plan shall be authorized but unissued shares, treasury shares, or shares acquired in the open market by the Company or a subsidiary, as determined by the Board.

ARTICLE F — Stock Options and Stock Appreciation Rights.

      1. In addition to such other conditions as may be established by the Committee, in consideration of the granting of stock options or stock appreciation rights under the terms of the Plan, each Participant agrees as follows:

(a)	The right to exercise any stock option or stock appreciation right shall be conditional upon certification by the Participant at time of exercise that the Participant intends to remain in the employ of the Company or one of its subsidiaries for at least one (1) year following the date of the exercise of the stock option or stock appreciation right (provided that termination of employment due to Retirement or Special Separation shall not constitute a breach of such certification), and,

(b)	In order to better protect the goodwill of the Company and its subsidiaries and to prevent the disclosure of the Company’s or its subsidiaries’ trade secrets and confidential information and thereby help insure the long-term success of the business, the Participant, without prior written consent of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the Participant’s termination of employment with the Company, in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Company or its subsidiaries (including both existing products as well as products known to the Participant, as a consequence of the Participant’s employment with the Company or one of its subsidiaries, to be in development):

(1)	with respect to which the Participant’s work has been directly concerned at any time during the two (2) years preceding termination of employment with the Company or one of its subsidiaries or

(2)	with respect to which during that period of time the Participant, as a consequence of the Participant’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Company or its subsidiaries.

             For purposes of this paragraph, it shall be conclusively presumed that Participants have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(c)	The provisions of this Article are not in lieu of, but are in addition to the continuing obligation of the Participant (which Participant hereby acknowledges) to not use or disclose the Company’s or its subsidiaries’ trade secrets and confidential information known to the Participant until any particular trade secret or confidential information become generally known (through no fault of the Participant), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its subsidiaries is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in this Article, “generally known” means known throughout the domestic U.S. industry or, in the case of Participants who have job responsibilities outside of the United States, the appropriate foreign country or countries’ industry. As used in this Article, “trade secrets and other confidential information” also includes personnel knowledge about a manager, or managers, of the Company or its subsidiaries gained in the course of Participant’s employment with the Company or its subsidiaries (including personnel ratings or rankings, manager or peer evaluations, performance records, special skills or abilities, compensation, work and development plans, training, nature of specific project and work assignments, or specialties developed as a result of such assignments) which directly or indirectly affords the Participant a confidential basis to solicit, encourage, or participate in soliciting any manager, or managers, of the Company or any subsidiary to terminate his or her relationship with the Company or that subsidiary.

(d)	By acceptance of any offered stock option or stock appreciation rights granted under the terms of the Plan, the Participant acknowledges that if the Participant were, without authority, to use or disclose the Company’s or any of its subsidiaries’ trade secrets or confidential information or threaten to do so, the Company or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the Participant from doing so. The Participant acknowledges that the harm caused to the Company by the breach or anticipated breach of this Article is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Participant consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the Participant, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

(e)	If any of the provisions contained in this Article F shall for any reason, whether by application of existing law or law which may develop after the Participant’s acceptance of an offer of the granting of stock appreciation rights or stock options, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Participant agrees to join the Company or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

      2. The fact that a Participant has been granted a stock option or a stock appreciation right under the Plan shall not limit the right of the employer to terminate the Participant’s employment at any time.

      Because a main purpose of the Plan is to strengthen the alignment of interests between employees of the Company (including all subsidiaries) and its shareholders to ensure the continued success of the Company, the Committee is authorized to suspend or terminate any outstanding stock option or stock appreciation right of a Participant if the Committee determines the Participant has acted significantly contrary to the best interests of the Company or its subsidiaries. For purposes of this paragraph, an action taken “significantly contrary to the best interests of the Company or its subsidiaries” includes without limitation any action taken or threatened by the Participant that the Committee determines has, or is reasonably likely to have, a significant adverse impact on the reputation, goodwill, stability, operation, personnel retention and management, or business of the Company or any subsidiary. This paragraph is in addition to any remedy the Company or a subsidiary may have at law or in equity, including without limitation injunctive and other appropriate relief.

      3. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted to any Participant in any calendar year shall not exceed 2,000,000 shares.

      4. The aggregate fair market value (determined at the time when the incentive stock option is exercisable for the first time by a Participant during any calendar year) of the shares for which any Participant may be granted incentive stock options under the Plan and all other stock option plans of the Company and its subsidiaries in any calendar year shall not exceed $100,000 (or such other amount as reflected in the limits imposed by Section 422(d) of the Internal Revenue Code of 1986, as it may be amended from time to time).

      5. If the Committee grants incentive stock options, all such stock options shall contain such provisions as permit them to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as may be amended from time to time.

      6. With respect to stock options granted in tandem with stock appreciation rights, the exercise of either such stock options or such stock appreciation rights will result in the simultaneous cancellation of the same number of tandem stock appreciation rights or stock options, as the case may be.

      7. The exercise price for all stock options and stock appreciation rights shall be established by the Committee at the time of their grant and shall be not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

      8. Unless otherwise authorized by the shareholders of the Company, neither the Board nor the Committee shall authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price.

      9. No stock option or stock appreciation right shall be cancelled and replaced with awards having a lower exercise price without the prior approval of the shareholders of the Company. This Article F, Paragraph 9 is intended to prohibit the repricing of “underwater” stock options and stock appreciation rights and shall not be construed to prohibit the adjustments permitted under Article K of the Plan.

      10. The Committee may require any Participant to accept any stock options or stock appreciation rights by means of electronic signature.

ARTICLE G — Exercise of Stock Options and Stock Appreciation Rights.

      1. All stock options and stock appreciation rights granted hereunder shall have a maximum life of no more than ten (10) years from the date of grant.

      2. No stock options or stock appreciation rights shall be exercisable within one (1) year from their date of grant, except in the case of the death of the Participant.

      3. Unless a transfer has been duly authorized by the Committee pursuant to Article G, Paragraph 6 of the Plan, during the lifetime of the Participant, stock options and stock appreciation rights may be exercised only by the Participant personally, or, in the event of the legal incompetence of the Participant, by the Participant’s duly appointed legal guardian.

      4. In the event that a Participant ceases to be an employee of the Company or any of its subsidiaries while holding an unexercised stock option or stock appreciation right:

(a)	Any unexercisable portions thereof are then void, except in the case of: (1) death of the Participant; (2) Retirement or Special Separation that occurs more than six months from the date the options were granted; or (3) any option as to which the Committee has waived, at the time of grant, the provisions of this Article G, Paragraph 4(a).

(b)	Any exercisable portions thereof are then void, except in the case of: (1) death of the Participant; (2) Retirement or Special Separation; or (3) any option as to which the Committee has waived, at the time of grant, the provisions of this Article G, Paragraph 4(b).

(c)	In the case of Special Separation, any stock option or stock appreciation right must be exercised within the time specified in the original grant or five (5) years from the date of Special Separation, whichever is shorter.

      5. In the case of the death of a Participant, the persons to whom the stock options or stock appreciation rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining stock options, stock appreciation rights or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of the stock options or stock appreciation rights.

      6. Stock options and stock appreciation rights are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising stock options or stock appreciation rights after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the stock options and stock appreciation rights as legatees or distributees would have after distribution to them from the Participant’s estate. Notwithstanding the foregoing, the Committee may authorize the transfer of stock options and stock appreciation rights upon such terms and conditions as the Committee may require. Such transfer shall become effective only upon the Committee’s complete satisfaction that the proposed transferee has strictly complied with such terms and conditions, and both the original Participant and the transferee shall be subject to the same terms and conditions hereunder as the original Participant.

      7. Upon the exercise of stock appreciation rights, the Participant shall be entitled to receive a redemption differential for each such stock appreciation right which shall be the difference between the then fair market value of one share of Common Stock and the exercise price of one stock appreciation right then being exercised. In the case of the redemption of stock appreciation rights by a subsidiary of the Company not located in the United States, the redemption differential shall be calculated in United States dollars and converted to the appropriate local currency on the exercise date. As determined by the Committee, the redemption differential may be paid in cash, Common Stock to be valued at its fair market value on the date of exercise, any other mode of payment deemed appropriate by the Committee or any combination thereof.

      8. Time spent on leave of absence shall be considered as employment for the purposes of the Plan. Leave of absence means any period of time away from work granted to any employee by his or her employer because of illness, injury, or other reasons satisfactory to the employer.

      9. The Company reserves the right from time to time to suspend the exercise of any stock option or stock appreciation right where such suspension is deemed by the Company as necessary or appropriate for corporate purposes. No such suspension shall extend the life of the stock option or stock appreciation right beyond its expiration date, and in no event will there be a suspension in the five (5) calendar days immediately preceding the expiration date.

      10. The Committee may require any Participant to exercise any stock options or stock appreciation rights by means of electronic signature.

ARTICLE H — Payment for Stock Options and Tax Withholding.

      Upon the exercise of a stock option, payment in full of the exercise price shall be made by the Participant. As determined by the Committee, the stock option exercise price may be paid by the Participant either in cash, shares of Common Stock valued at their fair market value on the date of exercise, a combination thereof, or such other method as determined by the Committee. In addition to payment of the exercise price, the Committee may authorize the Company to charge a reasonable administrative fee for the exercise of any stock option. Furthermore, to the extent the Company is required to withhold federal, state, local or foreign taxes in connection with any Participant’s stock option exercise, the Committee may require the Participant to make such arrangements as the Company may deem necessary for the payment of such taxes required to be withheld (including, without limitation, relinquishment of a portion of such stock options or relinquishment of a portion of the proceeds received by the Participant in a simultaneous exercise and sale of stock during a “cashless” exercise). In no event, however, shall the Committee be permitted to require payment from a Participant in excess of the maximum required tax withholding rates.

ARTICLE I — Grant of Unrestricted Stock, Restricted Stock or RSUs.

      The Committee may grant Common Stock or RSUs to Participants under the Plan subject to such conditions or restrictions, if any, as the Committee may determine. To the extent the Company is required to withhold federal, state, local or foreign taxes in connection with the lapse of restrictions on any Participant’s shares of Common Stock, the Committee may require the Participant to make such arrangements as the Company may deem necessary for the payment of such taxes required to be withheld (including, without limitation, relinquishment of a portion of such shares of Common Stock). In no event, however, shall the Committee be permitted to require payment from a Participant in excess of the maximum required tax withholding rates.

ARTICLE J — Performance Related Awards.

      1. The Committee, in its discretion, may establish performance goals for selected Participants and authorize the granting of cash, stock options, stock appreciation rights, Common Stock, RSUs or other awards that are related to the price of Common Stock, other property, or any combination thereof (“Performance Awards”) to such Participants upon achievement of such established performance goals during a specified time period (the “Performance Period”). The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the performance goals to be achieved during each Performance Period, the amount of any Performance Awards to be paid, and the method of payment for any Performance Awards. Performance Awards may be granted either alone or in addition to other grants made under the Plan.

      2. Notwithstanding the foregoing, any Performance Awards granted to the Chief Executive and the Company’s other four highest paid executive officers (as reported in the Company’s proxy statement pursuant to Regulation S-K, Item 402(a)(3)) under Article J, Paragraph 1 shall comply with all of the following requirements:

(a)	Each grant shall specify the specific performance objectives (the “Performance Objectives”) which, if achieved, will result in payment or early payment of the Performance Award. The Performance Objectives may be described in terms of Company-wide objectives that are related to the individual Participant or objectives that are related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total shareholder return, gross margin, and/or costs. The Performance Objectives may be made relative to the performance of other corporations. The Committee, in its discretion, may change or modify these criteria, however, at all times the criterion must be valid performance criterion for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may not change the criteria or Performance Objectives for any Performance Period that has already been approved by the Committee. The Committee may cancel a Performance Period or replace a Performance Period with a new Performance Period, provided that any such cancellation or replacement shall not cause the Performance Award to fail to meet the requirements of Section 162(m) of the Code.

(b)	Each grant shall specify the minimum level of achievement required by the Participant relative to the Performance Objectives to qualify for a Performance Award. In doing so, the grant shall establish a formula for determining the percentage of the Performance Award to be awarded if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. Each grant may also establish a formula for determining an additional award above and beyond the

Performance Award to be granted to the Participant if performance is at or above the specified Performance Objectives. Such additional award shall also be established as a percentage of the Performance Award. The Committee may decrease a Performance Award as determined by the Performance Objectives, but in no case may the Committee increase any Performance Award as determined by the Performance Objectives.

(c)	The maximum Performance Award that may be granted to any Participant for any one-year Performance Period shall not exceed $20,000,000 or 800,000 shares of Common Stock (the “Annual Maximum”). The maximum Performance Award that may be granted to any Participant for a Performance Period greater than one year shall not exceed the Annual Maximum multiplied by the number of full years in the Performance Period.

ARTICLE K — Adjustments.

      In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off or other change affecting the corporate structure, capitalization or Common Stock of the Company occurring after the date of approval of the Plan by the Company’s shareholders, (i) the amount of shares authorized to be issued under the Plan and (ii) the number of shares and/or the exercise prices covered by outstanding stock options, stock appreciation rights or RSUs shall be adjusted appropriately and equitably to prevent dilution or enlargement of rights under the Plan. Following any such change, the term “Common Stock” shall be deemed to refer to such class of shares or other securities as may be applicable.

ARTICLE L — Additional Provisions and Definitions.

      1. The Board may, at any time, repeal the Plan or may amend it except that no such amendment may amend this paragraph, increase the total aggregate number of shares subject to the Plan, reduce the price at which stock options or stock appreciation rights may be granted or exercised, alter the class of employees eligible to receive stock options, or increase the percentage of shares authorized to be transferred as restricted or unrestricted stock. Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding stock options or stock appreciation rights are materially affected adversely, notice thereof shall be given to the Participants holding such stock options and stock appreciation rights and such amendments shall not be applicable without such Participant’s written consent. If the Plan is repealed in its entirety, all theretofore granted unexercised stock options or stock appreciation rights shall continue to be exercisable in accordance with their terms and shares subject to conditions or restrictions granted pursuant to the Plan shall continue to be subject to such conditions or restrictions.

      2. In the case of a Participant who is an employee of a subsidiary of the Company, performance under the Plan, including the granting of shares of the Company, may be by the subsidiary. Nothing in the Plan shall affect the right of the Company or any subsidiary to terminate the employment of any employee with or without cause. None of the Participants, either individually or as a group, and no beneficiary, transferee or other person claiming under or through any Participant, shall have any right, title, or interest in any shares of the Company purchased or reserved for the purpose of the Plan except as to such shares, if any, as shall have been granted or transferred to him or her. Nothing in the Plan shall preclude the awarding or granting of shares of the Company to employees under any other plan or arrangement now or hereafter in effect.

      3. “Subsidiary” means any company in which more than fifty percent (50%) of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Company or, if the company does not issue stock, more than fifty percent (50%) of the total combined ownership interest is owned, directly or indirectly, by the Company. In addition, the Board may designate for participation in the Plan as a “subsidiary,” except for the granting of incentive stock options, those additional companies affiliated with the Company in which the Company’s direct or indirect stock ownership is fifty percent (50%) or less of the total combined voting power of all classes of such company’s stock, or, if the company does not issue stock, the Company’s direct or indirect ownership is fifty percent (50%) or less of the company’s total combined ownership interest.

      4. Notwithstanding anything to the contrary in the Plan, stock options and stock appreciation rights granted hereunder shall vest immediately and any conditions or restrictions on Common Stock shall lapse upon a “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:

(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Paragraph 4(a), shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)	The individuals who, as of July 10, 2001 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:

(i)	A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A)	the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C)	no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or Voting Securities as a result of the acquisition of shares or Voting Securities by the Company which, by reducing the number of shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares or Voting Securities which increases the percentage of the then outstanding shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      5. The term “Special Separation” shall mean any termination of employment that occurs prior to the time a Participant is eligible to retire, except a termination for cause or a voluntary resignation that is not initiated or encouraged by the Company.

      6. The term “Retirement” shall mean: (a) retirement in accordance with the provisions of any appropriate retirement plan of the Company or any of its subsidiaries; or (b) termination of employment under the permanent disability provision of any retirement plan of the Company or any of its subsidiaries.

ARTICLE M — Consent.

      Every Participant who receives a stock option, stock appreciation right, RSU, or grant of shares pursuant to the Plan shall be bound by the terms and provisions of the Plan and of the stock option, stock appreciation right, RSU, or grant of shares agreement referable thereto, and the acceptance of any stock option, stock appreciation right, RSU, or grant of shares pursuant to the Plan shall constitute a binding agreement between the Participant and the Company and its subsidiaries and any successors in interest to any of them. Every Person who receives a stock option, stock appreciation right, RSU, or grant of shares from a Participant pursuant to the Plan shall, in addition to such terms and conditions as the Committee may require upon such grant, be bound by the terms and provisions of the Plan and of the stock option, stock appreciation right, RSU, or grant of shares agreement referable thereto, and the acceptance of any stock option, stock appreciation right, RSU, or grant of shares by such Person shall constitute a binding agreement between such Person and the Company and its subsidiaries and any successors in interest to any of them. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America.

ARTICLE N — Purchase of Shares or Stock Options.

      The Committee may authorize any Participant to convert cash compensation otherwise payable to such Participant into stock options or shares of Common Stock under the Plan upon such terms and conditions as the Committee, in its discretion, shall determine. Notwithstanding the foregoing, in any such conversion the shares of Common Stock shall be valued at no less than one hundred percent (100%) of their fair market value.

ARTICLE O — Duration of Plan.

      The Plan will terminate on July 10, 2011 unless a different termination date is fixed by the shareholders or by action of the Board of Directors, but no such termination shall affect the prior rights under the Plan of the Company (or any subsidiary) or of anyone to whom stock options or stock appreciation rights were granted prior thereto or to whom shares or RSUs have been transferred prior to such termination.

ADDITIONAL INFORMATION

1.	Shares Awarded as a Portion of Remuneration

      Any shares of Common Stock of the Company awarded as a portion of a participant’s remuneration shall be valued at not less than one hundred percent (100%) of the fair market value of the Company’s Common Stock on the date of the award. These shares may be subject to such conditions or restrictions as the Committee may determine, including a requirement that the participant remain in the employ of the Company or one of its subsidiaries for a set period of time, or until retirement. Failure to abide by any applicable restriction will result in forfeiture of the shares.

2.	U.S. Tax Effects

Incentive Stock Options

      With regard to tax effects which may accrue to the optionee, counsel advises that if the optionee has continuously been an employee from the time an option has been granted until at least three months before it is exercised, under existing law no taxable income results to the optionee from the exercise of an incentive stock option at the time of exercise. However, the spread at exercise is an “adjustment” item for alternative minimum tax purposes.

      Any gain realized on the sale or other disposition of stock acquired on exercise of an incentive stock option is considered as long-term capital gain for tax purposes if the stock has been held more than two years after the date the option was granted and more than one year after the date of exercise of the option. If the stock is disposed of within one year after exercise, the lesser of any gain on such disposition or the spread at exercise (i.e., the excess of the fair market value of the stock on the date of exercise over the option price) is treated as ordinary income, and any appreciation after the date of exercise is considered long-term or short-term capital gain to the optionee depending on the holding period prior to sale. However, the spread at exercise (even if greater than the gain on the disposition) is treated as ordinary income if the disposition is one on which a loss, if sustained, is not recognized — e.g., a gift, a “wash” sale or a sale to a related party. The amount of ordinary income recognized by the optionee is treated as a tax deductible expense to the Company. No other amount relative to an incentive stock option is a tax deductible expense to the Company.

Nonstatutory Stock Options

      With regard to tax effects which may accrue to the optionee, counsel advises that under existing tax law gain taxable as ordinary income to the optionee is deemed to be realized at the date of exercise of the option, the gain on each share being the difference between the market price on the date of exercise and the option price. This amount is treated as a tax deductible expense to the Company at the time of the exercise of the option. Any appreciation in the value of the stock after the date of exercise is considered a long-term or short-term capital gain to the optionee depending on whether or not the stock was held for the appropriate holding period prior to sale.

Stock Appreciation Rights

      With regard to tax effects which may accrue to the recipient, counsel advises that “United States persons,” as defined in the Internal Revenue Code of 1986 (the “I.R.C.”), must recognize ordinary income as of the date of exercise equal to the amount paid to the recipient, i.e., the difference between the grant price and the value of the shares on the date of exercise.

Shares Awarded as a Portion of Remuneration

      With regard to tax effects which may accrue to the recipient, counsel advises that “United States persons” as defined in the Internal Revenue Code of 1986 (the “I.R.C.”), must recognize ordinary income in the first taxable year in which the recipient’s rights to the stock are transferable or are not subject to a substantial risk of forfeiture, whichever is applicable. Recipients who are “United States persons” may also elect to include the income in their tax returns for the taxable year in which they receive the shares by filing an election to do so with the appropriate office of the Internal Revenue Service within 30 days of the date the shares are transferred to them.

      The amount includable in income is the fair market value of the shares as of the day the shares are transferable or not subject to a substantial risk of forfeiture, whichever is applicable; if the recipient has elected to include the income in the year in which the shares are received, the amount of income includable is the fair market value of the shares at the time of transfer.

      For non-United States persons, the time when income is realized, its measurement and its taxation, will depend on the laws of the particular countries in which the recipients are residents and/or citizens at the time of transfer or when the shares are first transferable and not subject to a substantial risk of forfeiture, as the case may be. “United States persons” who receive shares awarded as a portion of remuneration may also have tax consequences with respect to the receipt of shares or the expiration of restrictions or substantial risk of forfeiture on such shares under the laws of the particular country other than the United States of which such person is a resident or citizen.

      Notwithstanding the above advice received by the Company, it is each individual recipient’s responsibility to check with his or her personal tax adviser as to the tax effects and proper handling of stock options, stock appreciation rights, restricted stock units and Common Stock acquired. The above advice relates specifically to the U.S. consequences of stock options, stock appreciation rights and Common Stock acquired, including the U.S. consequences to “United States persons” whether or not resident in the U.S. In addition to U.S. tax consequences, for all persons who are not U.S. residents, the time when income, if any, is realized, the measurement of such income and its taxation will also depend on the laws of the particular country other than the U.S. of which such persons are resident and/or citizens at the time of grant or the time of exercise, as the case may be.

      The Plan is not subject to the qualification requirements of Section 401(a) of the I.R.C.

3.	Employee Retirement Income Security Act of 1974

      The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

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Printed on Recycled Paper

#0038-7125

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS
AND
ADMISSION TICKET
This is notice of your invitation to attend the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 10, 2006 at 9:00 a.m. at the Procter & Gamble Hall at The Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio.
In addition to reviewing the minutes of last year’s annual meeting and receiving reports of officers, the purposes of the meeting are listed on the voting portion of the proxy card attached below to this Admission Ticket.
You should present this Admission Ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. If the shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares.

THE PROCTER & GAMBLE COMPANY
SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
Annual Meeting of Shareholders-Tuesday, October 10, 2006
     The undersigned hereby appoints Norman R. Augustine, Bruce L. Byrnes and A. G. Lafley (the “Proxy Committee”), and each of them (with respect to any shares of Common Stock held by the undersigned directly or via the Company’s Shareholder Investment Program) as proxies to attend the annual meeting of shareholders of the Company to be held on Tuesday, October 10, 2006 at 9:00 a.m. in Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned: as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, FOR items 2, 3 and 4 and AGAINST the proposal listed as item 5.
     This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (as applicable, with respect to shares of Common Stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote all shares held for the benefit of the undersigned: as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and with the Proxy Committee on such other matters as may properly come before the meeting. The Trustees will vote shares of the Company’s Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.
     This proxy/voting instruction card is solicited jointly by the Board of Directors of The Procter & Gamble Company and the Trustees of the Plan Trust listed above pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. Votes should be received by the Company’s proxy tabulator, Automatic Data Processing, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. on Monday, October 9, 2006, for Common shares to be voted and 4:00 p.m. on Friday, October 6, 2006 for the Trustees to vote the Plan shares. Automatic Data Processing will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively. Individual proxy voting and voting instructions will be kept confidential by Automatic Data Processing and not provided to the Company.

The Procter & Gamble Company P.O. Box 5572 Cincinnati, OH 45201-5572	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. on October 9, 2006. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions on the website.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. on October 9, 2006. Have your proxy/voting instruction card in hand when you call and follow the instructions the vote voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to The Procter & Gamble Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE PROCTER & GAMBLE COMPANY

Vote on Directors

The Board of Directors recommends a vote FOR the following action:

1.	ELECTION OF DIRECTORS (terms expiring in 2007) Nominees: 01) Norman R. Augustine, 02) A. G. Lafley, 03) Johnathan A. Rodgers, 04) John F. Smith, Jr. and 05) Margaret C. Whitman	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote on Proposals		For	Against	Abstain

The Board of Directors recommends a vote FOR the following proposals:

2.	Approve amendment to the Code of Regulations to decrease the Authorized Number of Directors on the Board	☐	☐	☐

3.	Ratify Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐

4.	Reapprove and Amend the Material Terms of the Performance Criteria Under the Procter & Gamble 2001 Stock and Incentive Compensation Plan	☐	☐	☐

		For	Against	Abstain

The Board of Directors recommends a vote AGAINST the following proposal:

5.	Shareholder Proposal – Award no Future Stock Options	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated	☐

	Yes	No
HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐	NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Shareholder:
On August 29, 2006 we sent you a notice and proxy statement plus proxy card for the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 10, 2006.
As of September 25 we have not received your proxy. If you have in fact already voted, we thank you. If not, we hope you will do so now.
In case you have lost the original proxy card and need a new one to respond at this time, we enclose a duplicate together with a return envelope. You can also vote by telephone or internet. Instructions are included on the proxy card.
Thank you for your attention to this matter.

THE PROCTER & GAMBLE COMPANY